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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OneMain Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 14, 2016

Dear Stockholders:

        On behalf of the Board of Directors, I am pleased to invite you to attend our 2016 Annual Meeting of Stockholders, which will be held on Wednesday, May 25, 2016, at 1:00 p.m., local time, at the Old Vanderburgh County Courthouse, 201 NW 4th Street, Evansville, Indiana 47708 (the "Annual Meeting"). Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying materials.

        Whether or not you attend the meeting in person, it is important that your shares be represented and voted. In addition to voting in person, stockholders of record may vote via a toll-free telephone number or over the Internet. Stockholders who received a paper copy of the Proxy Statement and 2015 Annual Report by mail may also vote by completing, signing and mailing the enclosed proxy card promptly in the return envelope provided. You can, of course, vote in person at the meeting but you are encouraged to send in the proxy card, or vote online or by telephone, to ensure your vote is counted should you be unable to attend for any reason. You may revoke your proxy and vote in person at the meeting if you choose to do so.

Sincerely, Jay N. Levine President & CEO

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 25, 2016: This Notice of Annual Meeting and Proxy Statement and the Annual Report for the year ended December 31, 2015 are available on the Internet at www.proxyvote.com.

ONEMAIN HOLDINGS, INC.
601 NW Second Street
Evansville, Indiana 47708

April 14, 2016

NOTICE OF THE
2016 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	May 25, 2016
1:00 p.m., local time
Place:	Old Vanderburgh County Courthouse
201 NW 4th Street
Evansville, Indiana 47708
Business:	1.

To elect two Class III directors, Wesley R. Edens and Ronald M. Lott, to serve until the 2019 Annual Meeting, and until such director's successor has been elected and qualified, or until such director's earlier death, resignation or removal.

2.

To approve the OneMain Holdings, Inc. Amended and Restated 2013 Omnibus Incentive Plan, including the performance goals established under the plan for purposes of compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended.

	3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for OneMain Holdings, Inc. for the year ending December 31, 2016.
	4.	To consider and act upon any other business properly brought before the meeting or any adjournment or postponement thereof.
Record Date:	In order to vote, you must have been a stockholder at the close of business on March 31, 2016.
Voting by Proxy:

It is important that your shares be represented at the meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and to complete, date and sign your proxy or voting instruction card and return it promptly or vote your shares by telephone or by Internet, as described on the proxy card. You may revoke your proxy and vote in person at the meeting if you choose to do so.

By order of the Board of Directors,

Jack R. Erkilla Senior Vice President, Deputy General Counsel & Secretary

PROPOSAL 2: APPROVAL OF AMENDED AND RESTATED 2013 OMNIBUS INCENTIVE PLAN, INCLUDING THE PERFORMANCE GOALS ESTABLISHED UNDER THE PLAN FOR PURPOSES OF COMPLIANCE WITH SECTION 162(M) OF THE CODE.	43
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	54
Stockholders Agreement	54
Transactions with Affiliates of Fortress and AIG	56
Related Party Transaction Policy and Procedures	59
AUDIT FUNCTION	60
Audit Committee Report	60
Audit Committee's Pre-Approval Policies and Procedures	61
Independent Registered Public Accounting Firm Fees and Services	61
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	62
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	63
Section 16(a) Beneficial Ownership Reporting Compliance	65
OTHER MATTERS	65
STOCKHOLDER PROPOSALS	65
ADDITIONAL INFORMATION	66
APPENDIX A—ONEMAIN HOLDINGS, INC. AMENDED AND RESTATED 2013 OMNIBUS INCENTIVE PLAN	A-1
Section 1. Purpose of Plan.	A-1
Section 2. Definitions.	A-1
Section 3. Administration.	A-5
Section 4. Shares Reserved for Issuance; Certain Limitations.	A-7
Section 5. Equitable Adjustments.	A-7
Section 6. Eligibility.	A-8
Section 7. Options.	A-8
Section 8. Stock Appreciation Rights.	A-10
Section 9. Restricted Stock and Restricted Stock Units.	A-12
Section 10. Other Stock-Based Awards.	A-13
Section 11. Stock Bonuses.	A-13
Section 12. Cash Awards.	A-14
Section 13. Special Provisions Regarding Certain Awards.	A-14
Section 14. Change in Control Provisions.	A-14
Section 15. Amendment and Termination.	A-14
Section 16. Unfunded Status of Plan.	A-14
Section 17. Withholding Taxes.	A-15

PROXY STATEMENT

        This Proxy Statement and the accompanying materials are being made available to OneMain Holdings, Inc. stockholders beginning on or about April 14, 2016. In this Proxy Statement, "OMH" refers to OneMain Holdings, Inc. (formerly known as Springleaf Holdings, Inc.), the "Company," "we," "us" or "our" may refer to OneMain Holdings, Inc. or to it and one or more of its subsidiaries, as the context may require, "OneMain" refers to OneMain Financial Holdings, LLC and its subsidiaries, "Springleaf" refers to OMH and its subsidiaries other than OneMain, "SFI" refers to Springleaf Finance, Inc., and "SFC" refers to Springleaf Finance Corporation. This Proxy Statement contains information to assist you in voting your shares on the matters to be presented at the Company's 2016 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 25, 2016.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of this Proxy Statement?

        The purpose of this Proxy Statement is to provide information regarding matters to be voted on at the Annual Meeting. Additionally, it contains certain information that the U.S. Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE") require the Company to provide to its stockholders. This Proxy Statement is also the document used by the Company's Board of Directors (the "Board") to solicit proxies to be used at the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting.

Who pays the cost of soliciting proxies?

        We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. The solicitation of proxies or votes may be made by mail, in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

How is the Company distributing proxy materials?

        The SEC has adopted rules regarding how companies must provide proxy materials to their stockholders. These rules are often referred to as "Notice and Access." Under the Notice and Access model, a company may select either of the following two options for making proxy materials available to stockholders:

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  the full set delivery option; or

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  the notice only option.

        Under the full set delivery option, a company delivers all proxy materials to its stockholders by mail or, if previously agreed, electronically. In addition to delivering proxy materials to stockholders, the company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access that website. Under the notice only option, a company must post all proxy materials on a publicly accessible website, and rather than delivering proxy materials to its stockholders, the company instead delivers a "Notice Regarding the Internet Availability of Proxy Materials."

        In connection with the Annual Meeting, we have elected to use the notice only option. The proxy materials will not be mailed to our stockholders, but instead are available on the Internet at www.proxyvote.com.

        Although we have elected to use the notice only option in connection with the Annual Meeting, we may choose to use the full set delivery option in the future.

What is "householding"?

        If you and others who share your mailing address own the Company's ordinary shares or shares of other companies through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose shares are held in such accounts. This practice, known as "householding," is designed to reduce the volume of duplicate information and reduce printing and postage costs. You may discontinue householding by contacting your bank or broker.

        You may also request delivery of an individual copy of the Proxy Statement, 2015 Annual Report or Notice Regarding the Internet Availability of Proxy Materials by contacting the Company at OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary.

        You may be able to initiate householding if your bank or broker has chosen to offer such service by following the instructions provided by your bank or broker.

When and where will the Annual Meeting be held?

        The meeting will be held on May 25, 2016, at the Old Vanderburgh County Courthouse, 201 NW 4th Street, Evansville, Indiana 47708, beginning at 1:00 p.m., local time. Stockholders may obtain directions to the location of the meeting by contacting the Company's Secretary at 601 NW Second Street, Evansville, Indiana 47708, Telephone: (812) 424-8031.

What matters will the stockholders vote on at the meeting?

        You will be voting on the following:

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  to elect two Class III directors, Wesley R. Edens and Ronald M. Lott, to serve until the 2019 Annual Meeting, and until such director's successor has been duly elected and qualified, or until such director's earlier death, resignation or removal (the "Director Election Proposal");

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  to approve the OneMain Holdings, Inc. Amended and Restated 2013 Omnibus Incentive Plan, including the performance goals established under the plan for purposes of compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") (the "Incentive Plan Proposal");

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  to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016 (the "Ratification of Auditors Proposal"); and

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  to consider and act upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

Who may vote at the meeting?

        All stockholders who owned Company common stock at the close of business on the record date of March 31, 2016, may attend and vote at the meeting.

How do I vote?

        You can vote either in person at the meeting or by proxy whether or not you attend the meeting. You can vote by telephone or Internet by following the instructions on the proxy card. Stockholders of record also can vote by mail by completing, signing, dating and returning the proxy card. Stockholders who hold shares beneficially in street name may submit proxies by following the instructions provided by your stock broker, bank or other nominee (see "What if I hold my shares in a brokerage account or with another nominee ('street name')?" below for more information). If you sign your proxy card but do not specify how you want your shares voted, they will be voted as the Board recommends. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Daylight Time, on Tuesday, May 24, 2016. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person.

What if I hold my shares in a brokerage account or with another nominee ("street name")?

        If you hold your shares in a brokerage account or with another nominee, the shares are said to be held in "street name." In this case your broker or other nominee will send you a package, including a voter instruction card, which will ask you how you want your shares to be voted. If you give the nominee instructions, the nominee will vote your shares as you direct. If you do not give your nominee instructions and the proposal involves a "routine" matter, then the rules of the NYSE provide nominees with discretionary power to vote your shares. However, if a proposal involves a "non-routine" matter, then nominees are not permitted to vote your shares without instructions from you (these shares are often referred to as broker non-votes).

        At the Annual Meeting, all matters submitted to the stockholders for approval, other than the Ratification of Auditors Proposal, are "non-routine," meaning that your broker or other nominee may not vote your shares on those matters without instructions from you. It is, therefore, important that you provide instructions to your nominee if your shares are held by a nominee so that your votes with respect to the Director Election Proposal and Incentive Plan Proposal are counted. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the broker or other nominee that holds your shares, giving you the right to vote the shares at the meeting.

Can I change my vote after I execute my proxy?

        You may revoke a proxy at any time prior to its exercise at the meeting. You can send in a new proxy card with a later date or send a written notice of revocation to OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary. You also can use telephone or Internet voting methods to change your vote. Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Is my vote confidential?

        We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our Inspector of Election and Proxy Tabulator to examine these documents. If you write comments on your proxy card or ballot, the proxy card or ballot may be forwarded to the Company's management and the Board to review your comments.

How many votes do I have?

        You will have one vote for each share of Company common stock which you owned at the close of business on March 31, 2016, the record date for the meeting.

Who will tabulate and count the votes?

        Representatives or agents of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the Company's Inspector of Election.

How many shares of stock are eligible to vote at the Annual Meeting?

        At the close of business on March 31, 2016, there was a total of 134,751,118 shares of Company common stock issued and outstanding and eligible to vote at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

        The holders of a majority of the shares of our common stock outstanding as of the record date and entitled to vote at the Annual Meeting must be present, in person or by proxy, at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. In determining whether a quorum is present, shares represented by votes to withhold, abstentions and broker non-votes will be deemed present at the Annual Meeting. Once a share is deemed present for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the Annual Meeting.

How many votes are required to elect directors and adopt other proposals?

        Proposal 1—Director Election Proposal: Directors are elected by a plurality of the votes of holders of shares present, in person or by proxy, and entitled to vote at a meeting of stockholders at which a quorum is present. Accordingly, the nominees with the highest number of "FOR" votes will be elected. Votes to withhold and broker non-votes, if any, will not have any effect on the election of a director.

        Proposal 2—Incentive Plan Proposal: Approval of the OneMain Holdings, Inc. Amended and Restated 2013 Omnibus Incentive Plan, including the performance goals established under the plan for purposes of compliance with Section 162(m) of the Code, requires the affirmative vote of the holders of a majority of the total number of shares present, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

        Proposal 3—Ratification of Auditors Proposal: Approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, requires the affirmative vote of the holders of a majority of the total number of shares present, in person or by proxy, and entitled to vote on the proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

        Other business: All other business that may properly come before the Annual Meeting requires the affirmative vote of the holders of a majority of the total number of shares present, in person or by proxy, and entitled to vote on any such other business.

How do I attend the Annual Meeting?

        Admission to the Annual Meeting is limited to Company stockholders or their proxy holders. In order to be admitted to the Annual Meeting, each stockholder will be asked to present proof of stock ownership and a valid, government-issued photo identification, such as a driver's license. Proof of stock ownership may consist of the proxy card, or if shares are held in the name of a broker, bank or other nominee ("street name"), an account statement or letter from the nominee indicating that you beneficially owned shares of Company common stock at the close of business on March 31, 2016, the record date for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

        We intend to announce preliminary voting results at the Annual Meeting and report final results on a Current Report on Form 8-K, which we will file with the SEC within four business days after the Annual Meeting.

CORPORATE GOVERNANCE

Governing Documents

        The following primary documents make up the Company's corporate governance framework:

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  Corporate Governance Guidelines ("Governance Guidelines")

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  Audit Committee Charter

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  Compensation Committee Charter

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  Nominating and Corporate Governance ("NCG") Committee Charter

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  Compliance Committee Charter

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  Code of Business Conduct and Ethics ("Code of Conduct")

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  Code of Ethics for the Principal Executive and Senior Financial Officers ("Principal Officer Code")

        These documents are accessible on the Company's website at www.springleaf.com by clicking on "Investor Relations" at the bottom of the webpage and then "Corporate Governance." You also may obtain a free copy of any of these documents by sending a written request to OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary. Any material amendment to or grant of a waiver from a provision of the Code of Conduct or Principal Officer Code requiring disclosure under applicable SEC or NYSE rules will be posted on the Company's website.

Corporate Governance Guidelines

        The Governance Guidelines, which are available on our website as outlined above, set forth the Company's primary principles and policies regarding corporate governance. The Governance Guidelines are reviewed from time to time as deemed appropriate by the Board. The Governance Guidelines are supplemented by the Code of Conduct and the Principal Officer Code, as well as by policies and procedures addressing specific topics and practices.

Codes of Business Conduct and Ethics

        The Board adopted a Code of Conduct to help ensure that the Company abides by applicable laws and corporate governance standards. This code applies to all directors, employees and officers, including our Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO"), Principal Accounting Officer and Controller. The Board has also adopted a Principal Officer Code that applies to our CEO, CFO, and Principal Accounting Officer. The Code of Conduct and the Principal Officer Code are available on our website as outlined above.

Board Leadership Structure

        Although not required, the Company has separated the roles of CEO and Chairman of the Board. The CEO is responsible for the day-to-day leadership, management, direction and performance of the Company, while the Chairman of the Board is responsible for presiding over meetings of the Board, establishing the agenda of Board meetings and, together with the CEO and the other members of the Board, setting the strategic direction of the Company.

Board's Role in Risk Oversight

        While management is responsible for day-to-day risk management of the Company's operations, the Board is responsible for overseeing enterprise-wide risks. The Board uses its standing committees (more fully discussed below) to monitor and address what may be within the scope of each committee's expertise or charter. For example, the Audit Committee oversees the financial statements, accounting and auditing functions and related risk; the Compensation Committee oversees the Company's compensation programs, including goals, objectives, performance and compensation for our CEO and other executive officers, and the compensation disclosure in this Proxy Statement; and the NCG Committee oversees director qualifications, Board structure and corporate governance matters. The Board also has created a Compliance Committee to oversee regulatory compliance matters and risks relating to the Company's operations and business, which provides regular reports to the Board. In addition to getting information from its committees, the Board also receives updates directly from members of management. In this regard, Mr. Levine, due to his position as both CEO and director of the Company, is particularly important in communicating with other members of management and keeping the Board updated on the important aspects of the Company's operations.

Independent Directors

        The Company recognizes the importance of having an independent Board that is accountable to the Company and its stockholders. Accordingly, the Governance Guidelines (a copy of which may be found in the "Investor Relations—Corporate Governance" section of the Company's website) provide that a majority of the Board's directors shall be independent in accordance with the NYSE listing standards. Our Board has affirmatively determined that Ms. Kotval and Messrs. Guthrie, Jacobs and Lott are "independent" under Section 303A.02(b) of the NYSE listing standards. In making these determinations, the Board considered all relevant facts and circumstances, as required by applicable NYSE listing standards.

Board, Committee and Annual Meeting Attendance

        The Board held twelve meetings during 2015. Each director attended at least 75% of the total number of meetings of the Board and committees held during the period he or she served, except for Mr. Edens. Mr. Edens' views were represented at the meetings by Mr. Levine. Directors are invited and encouraged, but are not required, to attend the Company's annual meeting of stockholders. One of the Company's directors attended the Company's 2015 Annual Meeting of Stockholders.

Presiding Non-Management Director and Executive Sessions

        The Company's non-management and independent directors met in executive session without management four times in 2015. Roy Guthrie is the presiding non-management director appointed to preside at each executive session.

Communications with the Board of Directors

        Any Company stockholder or other interested party who wishes to communicate with the Board or any of its members may do so by writing to: Board of Directors (or one or more named directors), c/o, Jack R. Erkilla, Senior Vice President, Deputy General Counsel & Secretary, OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708.

Communications with the Audit Committee

        Complaints and concerns relating to the Company's accounting, financial reporting, internal accounting controls or auditing matters (together, "Accounting Matters") should be communicated to the Audit Committee of the Board. Any such communications may be made on an anonymous basis. Employee concerns or complaints may be reported to the Audit Committee through a third-party vendor, Global Compliance (Navex Global), that has been retained by the Audit Committee for this purpose. Global Compliance may be contacted toll-free at (855) 296-9088, or via the Internet at www.springleaf.alertline.com. Outside parties, including stockholders, may bring issues regarding

Accounting Matters to the attention of the Audit Committee by writing to: Audit Committee, c/o, Jack R. Erkilla, Senior Vice President, Deputy General Counsel & Secretary, OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708.

        All complaints and concerns will be reviewed under the direction of the Audit Committee and overseen by the General Counsel and other appropriate persons as determined by the Audit Committee. The General Counsel also prepares a periodic summary report of all such communications for the Audit Committee.

Criteria and Procedures for Selection of Director Nominees

        Although the Board retains ultimate responsibility for nominating members for election to the Board, the NCG Committee of the Board conducts the initial screening and evaluation process. Although there are no minimum qualifications, skills or qualities required to be nominated for election, as provided in the Company's Governance Guidelines, director nominees, including those directors eligible to stand for re-election, are selected based on, among other things, the following factors:

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  whether the nominee has demonstrated, by significant accomplishment in his or her field, an ability to make meaningful contributions to the Board's oversight of the business and affairs of the Company;

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  the nominee's reputation for honesty and ethical conduct in his or her personal and professional activities;

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  experiences, skills and expertise;

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  diversity;

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  business judgment;

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  composition of the Board;

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  requirements of applicable laws and NYSE listing standards;

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  time availability and dedication; and

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  conflicts of interest.

        While the NCG Committee has not adopted a formal diversity policy for the selection of director nominees, diversity is one of the factors that the NCG Committee considers in identifying director nominees. In considering diversity, in particular, the NCG Committee considers general principles of diversity in the broadest sense. The NCG Committee seeks to recommend the nomination of directors who represent different qualities and attributes and a mix of professional and personal backgrounds and experiences that will enhance the quality of the Board's deliberations and oversight of our business.

        In conducting the screening and evaluation of potential director nominees, the NCG Committee considers candidates recommended by directors and the Company's management, as well as recommendations from Company stockholders. While the NCG Committee's Charter and our Governance Guidelines provide that the NCG Committee may, if it deems appropriate, establish procedures to be followed by stockholders in submitting recommendations for director candidates, the NCG Committee has not, at this time, put in place a formal policy with regard to such procedures. This is because our Amended and Restated Bylaws, as amended (the "Bylaws"), include procedures for stockholders to nominate candidates to serve on the Board for election at any Annual Meeting or at any special meeting called for the purpose of electing directors. The Board believes that it is appropriate for the Company not to have a specific policy since stockholders may submit recommendations for director candidates by following the procedures set forth in the Bylaws, as summarized below.

        The Bylaws require a stockholder who desires to nominate a candidate for election to the Board at an annual meeting to timely submit certain information to OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary. This information includes, among other things:

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  the stockholder's name and address, and the class, series and number of shares that he or she beneficially owns;

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  a representation that the stockholder is a holder of record as of the record date and intends to appear in person or by proxy at the annual meeting;

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  the name, address and certain other information regarding the stockholder's nominee for director;

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  a description of any arrangement or understanding between the stockholder and the director nominee or any other person (naming such person(s)) in connection with the making of such nomination to the Board; and

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  a completed questionnaire with respect to the prospective nominee's background and the background of any other person on whose behalf the nomination is being made, and certain written representations and agreements from such persons concerning their independence and compliance with applicable laws.

        To be timely, a stockholder must submit the information required by the Bylaws not less than 90 days nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws include special notice provisions if no annual meeting was held in the previous year, or if the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the preceding annual meeting. While these provisions of the Bylaws permit a stockholder to nominate a candidate for election to the Board, such nominations will be subject to certain rights of Springleaf Financial Holdings, LLC ("SFH" or the "Initial Stockholder") discussed below under the caption "Certain Relationships and Related Party Transactions—Stockholders Agreement."

 BOARD OF DIRECTORS

        Our Restated Certificate of Incorporation, as amended, provides that the Board shall consist of not less than three and not more than eleven directors, as may be determined from time to time by a majority of the entire Board. As of the date of this Proxy Statement, the Board consists of six members, five of whom are non-employee directors.

        The Board is also divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual meeting of stockholders. The Company's current Board is classified as follows:

Class	Term Expiration	Director

Class I	2017	Jay N. Levine
		Roy A. Guthrie

Class II	2018	Douglas L. Jacobs
		Anahaita N. Kotval

Class III	2016	Wesley R. Edens
		Ronald M. Lott

        The Restated Certificate of Incorporation, as amended, does not provide for cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of Company common stock can elect all of the directors standing for election.

Committees of the Board of Directors

        The Board has four principal standing committees, the Audit, NCG, Compensation and Compliance Committees, as well as an Executive Committee. The Audit Committee, the NCG Committee and the Compensation Committee consist entirely of non-employee directors, and the Board has determined that each member of these committees is "independent" within the meaning of the NYSE listing standards. Members of the Compliance Committee are not required to be independent directors. Each of the Board's four principal standing committees (i.e., the Audit, NCG, Compensation and Compliance Committees) operate pursuant to a written charter and each such charter is available on the Company's website at www.springleaf.com and is also available to stockholders upon written request, addressed to OneMain Holdings, Inc., 601 NW Second Street, Evansville, IN 47708, Attention: Secretary.

Audit Committee

        The Audit Committee's responsibilities and purposes are to: (i) assist the Board in its oversight of: (a) the integrity of the Company's financial statements; (b) the Company's compliance with legal and regulatory requirements; (c) the annual independent audit of the Company's financial statements, the engagement of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm's qualifications, independence and performance; and (d) the performance of the Company's financial reporting process and internal audit function; (ii) determine whether to recommend to the stockholders the appointment, retention or termination of the Company's independent registered public accounting firm; and (iii) pre-approve all audit, audit-related and other services, if any, to be provided by the independent registered public accounting firm. The Audit Committee also participates in the certification process relating to the filing of certain periodic reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prepares the Report of the Audit Committee required under the proxy rules of the SEC to be included in the proxy statement for each annual meeting of stockholders.

        The members of the Audit Committee are Messrs. Jacobs (Chair) and Guthrie and Ms. Kotval. The Board has determined that: (i) each member of the Audit Committee is "independent"; (ii) each member of the Audit Committee is "financially literate"; and (iii) Mr. Jacobs is an "audit committee financial expert," as such terms are defined under the Exchange Act or the NYSE listing standards, as applicable. The Audit Committee met thirteen times in 2015.

Nominating and Corporate Governance Committee

        The NCG Committee's responsibilities and purposes are to: (i) identify and recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board; (ii) advise the Board as to the Board composition, procedures and committees; (iii) develop and recommend to the Board a set of corporate governance guidelines and maintain and update such guidelines, as appropriate; (iv) review, approve or ratify related party transactions and other matters that may pose conflicts of interest; and (v) oversee the evaluation of the Board. See "Corporate Governance—Criteria and Procedures for Selection of Director Nominees" above for more information about the process for identifying and evaluating nominees for director.

        The members of the NCG Committee are Mr. Lott (Chair) and Ms. Kotval. The Board has determined that Mr. Lott and Ms. Kotval are "independent" within the meaning of the NYSE listing standards. The NCG Committee met three times in 2015.

Compensation Committee

        The Compensation Committee's responsibilities and purposes are to: (i) oversee the Company's compensation and employee benefit plans and practices, including its executive compensation plans, incentive-compensation and equity-compensation plans; (ii) evaluate the performance of the CEO and other executive officers; (iii) review and discuss with management the Company's compensation discussion and analysis to be included in the Company's annual proxy statement and annual report filed with the SEC; and (iv) prepare the Compensation Committee Report as required by the rules of the SEC. The Compensation Committee also has the authority to retain and terminate compensation consultants, including approval of the terms and fees of any such arrangement.

        Additional information regarding the Compensation Committee's processes and procedures for consideration of director compensation and executive compensation are set forth below under "Executive Compensation—Independent Director Compensation" and "Executive Compensation—Compensation Discussion and Analysis," respectively.

        The Compensation Committee may form subcommittees for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate, except that no subcommittee shall consist of fewer than two members and that the Compensation Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.

        The members of the Compensation Committee are Messrs. Guthrie (Chair) and Lott. The Board has determined that each member of the Compensation Committee is "independent" within the meaning of the NYSE listing standards.

        The "independent" directors who are appointed to the Compensation Committee are also "non-employee" directors, as defined in Rule 16b-3(b)(3) under the Exchange Act and "outside" directors within the meaning of Section 162(m)(4)(c)(i) of the Code. The Compensation Committee met six times in 2015.

Compliance Committee

        The Compliance Committee's primary responsibility is to oversee the Company's compliance efforts to ensure compliance with laws and regulations and related programs, policies and procedures, other than matters of financial reporting compliance, which are the responsibility of the Audit Committee.

        Among other things, the Compliance Committee assists the Board in its oversight function with respect to: (i) ensuring that the Company has an effective compliance program; (ii) monitoring regulatory risks and ensuring that there are appropriate policies, procedures and controls to address them; (iii) fostering good relationships with regulators; and (iv) identifying changes to laws, regulations and best practices that may require changes to compliance programs or business practices.

        The Compliance Committee consists of both director and non-director members. Ms. Kotval and Messrs. Guthrie and Jacobs are the director members, with Ms. Kotval serving as Chair. The Compliance Committee met six times in 2015.

Executive Committee

        The Executive Committee serves as an administrative committee of the Board to act upon and facilitate the consideration by senior management and the Board of certain high-level business and strategic matters. Our Executive Committee currently consists of Messrs. Edens and Levine.

PROPOSAL 1:
ELECTION OF DIRECTORS

        The terms of the Class III directors, consisting of Messrs. Wesley R. Edens and Ronald M. Lott, will expire at the Annual Meeting. Each incumbent Class III director has been nominated by the Board to serve as a continuing director for a new three-year term expiring at the 2019 Annual Meeting of Stockholders, and until such director's successor has been elected and qualified, or until such director's earlier death, resignation or removal.

        In determining whether to nominate each of the Class III directors for another term, the Board considered the factors discussed above under "Corporate Governance—Criteria and Procedures for Selection of Director Nominees" and concluded that each possesses those talents, backgrounds, perspectives, attributes and skills that will enable him or her to continue to provide valuable insights to Company management and play an important role in helping the Company achieve its goals and objectives. The age, principal occupation and certain other information for each director nominee and the continuing directors serving unexpired terms are set forth below. It is the general policy of the Company that no director having attained the age of 70 years will stand for re-election.

The Board recommends a vote FOR the election of each of the nominees listed below for director.

 Class III Director Nominees—Terms expire in 2019

Wesley R. Edens, age 54
Director and Chairman of the Board since 2010

        Mr. Edens was elected to the Board on November 30, 2010 and elected as Chairman of the Board on September 13, 2011. He is the founding principal and Co-Chairman of the board of directors of Fortress Investment Group LLC ("Fortress") (a global investment management firm) and has been a principal and the Chairman of the Management Committee of Fortress since co-founding Fortress in May 1998. Investment funds managed by affiliates of Fortress indirectly owned approximately 54.6% of the voting interests in the Company as of December 31, 2015. Previously, Mr. Edens served as Chief Executive Officer of Fortress from inception to August 2009. Mr. Edens has primary investment oversight of Fortress' private equity and publicly traded alternative businesses. He is the Chairman of the board of directors of each of Florida East Coast Railway Corp. (a freight railway company), Fortress Transportation and Infrastructure Investors LLC (which owns and acquires high quality infrastructure and equipment essential for the transportation of goods and people globally), New Media Investment Group Inc. (a publisher of print and online media), Nationstar Mortgage Holdings Inc. ("Nationstar") (a residential mortgage loan originator and servicer), New Senior Investment Group Inc. (a real estate investment trust with a diversified portfolio of senior housing properties located across the United States), New Residential Investment Corp. ("New Residential") (a real estate investment trust focused on investing in, and managing, investments related to residential real estate) and Newcastle Investment Corp. ("Newcastle") (a real estate investment and finance company). He is a director of Intrawest Resorts Holdings Inc. (a resort and adventure company), Gaming and Leisure Properties, Inc. (an owner and operator in the gaming and racing industry), and Mapeley Limited (a large full service real estate outsourcing and investment company in the United Kingdom). In addition to the Company, Nationstar and New Residential are majority owned by funds managed by affiliates of Fortress.

        Mr. Edens previously served on the board of the following publicly traded companies and registered investment companies: Springleaf Finance Inc., from November 2010 to November 2015; Springleaf Finance Corporation, from November 2010 to November 2015; Brookdale Senior Living Inc., from September 2005 to June 2014; GAGFAH S.A. from September 2006 to June 2014; PENN National Gaming Inc. from October 2008 to November 2013; GateHouse Media Inc. from June 2005 to November 2013; Aircastle Limited from August 2006 to August 2012; RailAmerica Inc. from November

2006 to October 2012; Eurocastle Investment Limited, from August 2003 to November 2011; Whistler Blackcomb Holdings Inc., from October 2010 to November 2012; Fortress Registered Investment Trust, from December 1999 until deregistered with the SEC in September 2011; and FRIT PINN LLC, from November 2001 until deregistered with the SEC in September 2011.

        Prior to forming Fortress, Mr. Edens was a partner and managing director of BlackRock Financial Management Inc. (an investment management firm), where he headed BlackRock Asset Investors, a private equity fund. In addition, Mr. Edens was formerly a partner and managing director of Lehman Brothers.

        Mr. Edens' extensive credit, private equity finance and management expertise, extensive experience as an officer and director of public companies and his deep familiarity with our Company led the Board to conclude that Mr. Edens should serve as a director.

Ronald M. Lott, age 56
Director of the Company since December 5, 2013; Chair of the Nominating and Corporate Governance Committee and member of the Compensation Committee

        Mr. Lott, a member of the Pro and College Football Halls of Fame, is a business owner and management consultant. He is Chief Executive Officer of Lott Auto Ventures, LLC and has been a co-partner and owner of a series of auto dealerships that today includes Tracy Toyota (California), and previously included Mercedes Benz of Medford, California and Stan Morris Chrysler in Tracy, California. He has served as a director of GSV Capital Corp. (a publicly traded investment fund that invests in high-growth, venture-backed private companies) since February 2015. He is also a director of the National Football Foundation College Hall of Fame. In 1999, Mr. Lott co-founded HRJ Capital, L.L.C., an investment management firm, remaining as a managing partner through 2009, until it was sold. Mr. Lott also is a consultant for TVU Networks, a product and service company for the television industry, and H. Barton Asset Management, LLC, an investment company. Mr. Lott played 14 seasons in the National Football League before retiring from professional football in 1994.

        Mr. Lott's inspirational leadership, contacts, and extensive business and management experience led the Board to conclude that Mr. Lott should serve as a director.

Class I Directors—Terms expire in 2017

Jay N. Levine, age 54
Director of the Company since 2011; President and Chief Executive Officer

        Mr. Levine has served as President and CEO and as a director of the Company since October 1, 2011. Mr. Levine served as President and Chief Executive Officer and as a director of Capmark Financial Group Inc. ("Capmark") (a commercial real estate finance company) from December 2008 until February 2011. On October 25, 2009, Capmark and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Capmark and certain of its subsidiaries emerged from bankruptcy on September 30, 2011.

        From 2000 to 2008, Mr. Levine served as President, Chief Executive Officer (Co-Chief Executive Officer from March 2000 until January 2007), and a member of the board of directors of Royal Bank of Scotland Global Banking & Markets, North America (a banking and financial services company), and Chief Executive Officer of its predecessor entity, RBS Greenwich Capital (a financial services company), with responsibility for the company's institutional business in the United States. Previously, Mr. Levine was co-head of the Mortgage and Asset Backed Departments at RBS Greenwich Capital.

        Mr. Levine's extensive experience in the financial industry and his previous experience as an executive officer and director of financial services companies allow him to provide the Board with a broad perspective of our industry and led the Board to conclude that he should serve as a director.

Roy A. Guthrie, age 62
Director of the Company since 2012; Chair of the Compensation Committee and member of the Audit and Compliance Committees

        Mr. Guthrie was elected as a director in December 2012. Mr. Guthrie served as Executive Vice President and Chief Financial Officer of Discover Financial Services ("Discover") from 2005 through April 2011. He retired from Discover in January 2012. Mr. Guthrie also served as a director of Discover Bank, a subsidiary of Discover, from 2006 through the end of 2011. Discover is a direct banking and payment services company and is a publicly held bank holding company that is listed on the NYSE. Discover offers credit cards, student loans, personal loans and deposit products through its subsidiary, Discover Bank. Prior to joining Discover, Mr. Guthrie was President and Chief Executive Officer of CitiFinancial International, LTD, a consumer finance business of Citigroup Inc. ("Citigroup") (a global banking institution), from 2000 to 2004. In addition, Mr. Guthrie served on Citigroup's management committee during this period of time. Mr. Guthrie also served as the President and Chief Executive Officer of CitiCapital from 2000 to 2001. Mr. Guthrie served as Chief Financial Officer of Associates First Capital Corporation (a consumer finance lender) from 1996 to 2000, while it was a public company, and served as a member of its board of directors from 1998 to 2000. Prior to that, Mr. Guthrie served in various positions at Associates First Capital Corporation, including Corporate Controller from 1989 to 1996.

        He has also served as a director and member of the audit committee of Nationstar (a residential mortgage loan originator and servicer) since February 2012, a director and member of the audit committee of Lifelock, Inc. (an identity theft protection company) since October 2012, and a director of Synchrony Financial (a private label credit card issuer) since July 2014. Mr. Guthrie also served as a director of Student Loan Corporation from December 2010 until January 2012, as a director of Enova International, Inc. from January 2012 until July 2012, as a director of Bluestem Brands, Inc. from November 2010 until September 2014, as a director of Dell Bank International from September 2012 until September 2014, and a director of Garrison Capital LLC from June 2011 until August 2015.

        Mr. Guthrie's experience as a chief financial officer of two publicly traded companies, his vast experience with and knowledge of the consumer finance industry, his experience and background in finance and accounting and his experience as a director and executive officer of publicly traded companies led the Board to conclude that he should serve as a director.

Class II Directors—Terms expire in 2018

Douglas L. Jacobs, age 68
Director of the Company since 2010; Chair of the Audit Committee and member of the Compliance Committee

        Mr. Jacobs was elected to the Board as a director on November 30, 2010. Mr. Jacobs is also a director of Fortress (a global investment management firm), where he chairs the Audit Committee and is a member of the Compensation Committee. Investment funds managed by affiliates of Fortress indirectly owned approximately 54.6% of the voting interests in the Company as of December 31, 2015. He is also a director of Clear Channel Outdoor (an international outdoor advertising company), where he chairs the Audit Committee and is a member of the Compensation Committee, and New Residential (a real estate investment trust primarily focused on investing in residential real estate related assets that is majority owned by funds managed by an affiliate of Fortress), where he chairs the Audit Committee. He also serves as a director, Treasurer and Chairman of the Finance Committee of Care New England (a health care system). Mr. Jacobs was a director of Doral Financial Corporation (a financial services company) until February 2015, where he was a member of the Dividend Committee, and, from November 2004 to mid-2008, Mr. Jacobs was also a director of ACA Capital Holdings, Inc. (a financial guaranty company), where he was Chairman of the Audit Committee and a member of the

Compensation and Risk Management Committees. Mr. Jacobs was a director and Chairman of the Audit Committee for Global Signal Inc. (an owner, operator and lessor of towers and other communication structures for wireless communications) from February 2004 until January 2007, and also was a director of Hanover Capital Mortgage Holdings, Inc. (a mortgage REIT) from 2003 until 2007. From 1988 to 2003, Mr. Jacobs was an Executive Vice President and Treasurer at FleetBoston Financial Group (a financial services firm), managing the company's funding, securitization, capital, and asset and liability management activities in addition to its securities, derivatives, and mortgage loan portfolios. Prior to joining FleetBoston, Mr. Jacobs was active in a variety of positions at Citicorp (a global banking institution) for over 17 years, culminating in his role as Division Executive of the Mortgage Finance Group.

        Mr. Jacobs' extensive finance and management expertise and experience serving on public company boards and committees led the Board to conclude that he should serve as a director. The Board has also determined that Mr. Jacobs is an "audit committee financial expert" within the meaning of Item 407(d)(5)(ii) of Regulation S-K for purposes of membership on the Audit Committee.

Anahaita N. Kotval, age 48
Director of the Company since 2012; Chair of the Compliance Committee and member of the Audit and Nominating and Corporate Governance Committees

        Ms. Kotval has served as a director since December 2012. Since November 2011, Ms. Kotval has served as Chief Operating Officer and General Counsel of Inspirica, Inc. (a nonprofit organization providing residential, case management, counseling, job training, and job and housing placement services for homeless individuals and families). Prior to joining Inspirica, Ms. Kotval served in various positions with RBS Securities Inc. (formerly Greenwich Capital Markets, Inc.), a U.S. broker-dealer and affiliate of The Royal Bank of Scotland plc ("RBS"), including serving as its General Counsel from 2007 until October 2011, Deputy General Counsel from 2004 until 2007 and Associate General Counsel from 1998 until 2004. Prior to her employment at RBS Securities Inc., Ms. Kotval spent five years in the Enforcement Division of the SEC's New York Regional Office, where she investigated and prosecuted violations of the federal securities laws.

        Ms. Kotval's extensive management, legal and regulatory compliance expertise led the Board to conclude that she should serve as a director.

 EXECUTIVE OFFICERS

        Executive officers are chosen by and serve at the discretion of the Board. Set forth below is information pertaining to our executive officers as of April 14, 2016:

Name	Age	Title

Jay N. Levine	54	President and Chief Executive Officer
John C. Anderson	57	Executive Vice President
Bradford D. Borchers	52	Executive Vice President, Branch Operations
Angela Celestin	44	Executive Vice President, Human Resources
Timothy S. Ho	35	Executive Vice President, Digital Operations
David Hogan	46	Executive Vice President, Risk Analytics and Marketing
Robert A. Hurzeler	54	Executive Vice President, Auto Lending and Centralized Operations
Scott T. Parker	49	Executive Vice President and Chief Financial Officer
Lawrence N. Skeats	50	Executive Vice President and Chief Administrative Officer

Jay N. Levine, age 54
Director, President and Chief Executive Officer

        Please see Mr. Levine's biographical information above under the heading "Proposal 1: Election of Directors—Directors whose terms expire in 2017."

John C. Anderson, age 57
Executive Vice President

        Mr. Anderson currently serves as Executive Vice President having joined us in October 2011 as Executive Vice President, Capital Markets. Mr. Anderson also served as General Counsel from May 2014 through November 2015. Prior to joining the Company, Mr. Anderson was Managing Director for RBS located in Stamford, Connecticut. Mr. Anderson's last role at RBS was Managing Director in the Asset Backed and Principal Finance Department. Prior to that, Mr. Anderson held roles of increasing responsibilities for predecessor entities Greenwich Capital Markets, Inc. and RBS Greenwich Capital for more than 20 years.

Bradford D. Borchers, age 52
Executive Vice President, Branch Operations

        Mr. Borchers joined us in October 1983 as a management trainee. He has held positions of increasing responsibility over the intervening 30 years. Mr. Borchers currently serves as Head of Branch Operations for our newly combined organization. He assumed the role of Executive Vice President, Springleaf Branch Operations in April 2008. Mr. Borchers also served as Director of Operations from 1996 to 2004 and as Senior Director of Operations from 2004 to 2008.

Angela Celestin, age 44
Executive Vice President, Human Resources

        Ms. Celestin joined us in November 2015 as Executive Vice President, Human Resources when we acquired OneMain from Citigroup. Ms. Celestin was previously a Managing Director in Human Resources at OneMain, a consumer lending division of Citigroup (a global banking institution) from November 2007 until November 2015. Ms. Celestin was Senior Vice President of Human Resources at Citibank, a retail banking division of Citigroup, from 1997 until 2007. Before beginning her career at Citibank in 1997, Ms. Celestin held various senior Human Resources positions at RR Donnelley & Sons and Pepsi-Cola in New York, Michigan, Illinois and Texas.

Timothy S. Ho, age 35
Executive Vice President, Digital Operations

        Mr. Ho joined us in January 2014 as the Executive Vice President, Digital Operations. Mr. Ho previously had been President and Chief Executive Officer of Enova Financial Holdings, LLC (a subsidiary of Cash America International, Inc.) from September 2011 until March 2013 and the President of the E-Commerce division of Cash America from October 2008 until March 2013. Before that, Mr. Ho had been employed as Director of Process Development by CashNetUSA (which later changed its name to Enova International, Inc. ("Enova International")), starting in January 2006, until it was acquired by Cash America in September 2006, when he joined Cash America as Vice President of Business Development. Mr. Ho also served as Senior Vice President of Strategic Development for Enova International from February 2008 until October 2008. Cash America and Enova are companies that provide specialty financial services to individuals through retail services locations and e-commerce activities.

David P. Hogan, age 46
Executive Vice President, Risk Analytics and Marketing

        Mr. Hogan joined us in August 2012 as Senior Vice President and Chief Risk and Analytics Officer. Mr. Hogan assumed the role as Executive Vice President, Risk Analytics and Marketing in July 2014. Prior to joining Springleaf, Mr. Hogan served as Head of New Customer Acquisition Decision Management for Citicards (the credit card issuing division of Citibank) from March 2012 until August 2012. From August 2010 until March 2012, he served as Head of Payments Strategy and Analytics of PNC Financial (a regional banking corporation). Prior to that, Mr. Hogan served in a variety of roles at JP Morgan Chase, including Chief Risk Officer Small Business Cards and Head of Portfolio Risk Management at JP Morgan Chase's Card Services division from August 1999 until August 2010. Before joining JP Morgan Chase, Mr. Hogan held a variety of roles in analytics, risk and marketing at Discover Card and MBNA.

Robert Hurzeler, age 54
Executive Vice President, Auto Lending and Centralized Operations

        Mr. Hurzeler joined us in January 2014 and serves as Executive Vice President, Auto Lending and Centralized Operations. Prior to joining the Company, he served as Chief Operating Officer for Global Lending Services (an automotive subprime lender) from June 2012 until January 2014. Mr. Hurzeler was with Wells Fargo & Company ("WFC") (a diversified financial services company) from 1986 to June 2012, where he last served as head of Wells Fargo Auto Finance (since 2008), an auto lender and subsidiary of WFC.

Scott T. Parker, age 49
Executive Vice President and Chief Financial Officer

        Mr. Parker joined us in November 2015 as Executive Vice President and Chief Financial Officer. Mr. Parker was previously the Chief Financial Officer of CIT Group Inc. ("CIT") (a commercial finance company) since 2010. Prior to CIT, Mr. Parker served as Chief Operating Officer and Chief Financial Officer of Cerberus Operations and Advisory Company LLC, an affiliate of Cerberus Capital Management, LP ("Cerberus") (a private investment firm). Before joining Cerberus in 2006, Mr. Parker spent 17 years in various financial leadership roles within the industrial and financial services businesses at General Electric Company, most recently as the Chief Financial Officer for GE Capital Solutions. Prior to GE Capital Solutions, Mr. Parker was Chief Financial Officer of GE Corporate Financial Services.

Lawrence N. Skeats, age 50
Executive Vice President and Chief Administrative Officer

        Mr. Skeats joined us in January 2014 as Executive Vice President and Chief Administrative Officer. Mr. Skeats is responsible for Information Technology, General Services and Project Management. Prior to joining Springleaf, Mr. Skeats served as Chief Administration Officer of RBS Americas Global Banking and Marketing (US) ("RBS Americas GBM") from 2008 to 2013. RBS Americas GBM participates in the trading and origination of financial securities. As Chief Administrative Officer at RBS Americas GBM, Mr. Skeats was responsible for the Information Technology, Operations and Facilities functions.

        Set forth below is information pertaining to Ms. Mary H. McDowell, a former executive officer of the Company. Ms. McDowell joined the Company in connection with our acquisition of OneMain and served as an executive officer of the Company from November 2015, until March 31, 2016, at which time Ms. McDowell ceased being an executive officer of the Company. Ms. McDowell is currently serving only in an advisory capacity as an independent consultant and has no policy-making responsibilities for the Company.

Mary H. McDowell, age 57
Former Executive Vice President

        Ms. McDowell joined us in November 2015 as Executive Vice President in connection with our acquisition of OneMain. Effective April 1, 2016, Ms. McDowell became an independent consultant and no longer serves as an executive officer or employee. In July 2006, Ms. McDowell joined CitiFinancial North America (predecessor to OneMain) as the President and Chief Operating Officer, responsible for managing the operations of the entire branch network. Ms. McDowell was promoted to President and CEO of OneMain in 2007. Ms. McDowell joined Citi in 1991, and has served as Chief Financial Officer for businesses including CitiFinancial North America, CitiFinancial Mortgage Company, Citicorp Trust Bank and the insurance business now known as OneMain Solutions. In 2003, Ms. McDowell was named President of CitiFinancial Auto. Prior to joining Citigroup, she spent 11 years with Ernst and Young, serving clients in the financial services industry.

EXECUTIVE COMPENSATION

Compensation Committee Report

        The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis set forth below with management and, based upon such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis set forth below be included in the Company's Proxy Statement and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2015.

Compensation Committee of the Board of Directors Roy A. Guthrie, Chairman Ronald M. Lott

Compensation Discussion and Analysis

        In this section, we discuss our compensation philosophy and describe the compensation for our President and Chief Executive Officer ("CEO") and our other "named executive officers" within the meaning of Item 402 of Regulation S-K (collectively, the "NEOs"). We explain how our Board's Compensation Committee (as used in this section, the "Committee") determines compensation for our NEOs and its rationale for specific 2015 decisions.

        The following individuals are our 2015 NEOs:

Name	Title
Jay N. Levine	President and Chief Executive Officer
Scott T. Parker	Executive Vice President and Chief Financial Officer
Minchung (Macrina) Kgil	Former Executive Vice President and Chief Financial Officer
John C. Anderson	Executive Vice President
Mary H. McDowell	Former Executive Vice President
Angela Celestin	Executive Vice President, Human Resources

Executive Summary

        Our executive compensation program is designed to reward financial results and effective strategic leadership—key elements in building sustainable value for stockholders. We believe our executive compensation program aligns the interests of our stockholders and our executives by correlating the amount of actual pay to our short-term and long-term performance. Our program requires ethical and responsible conduct in pursuit of these goals.

        We carefully benchmark our executive compensation decisions against a relevant group of peer companies—all of which are potential competitors for the national caliber of executive talent required to manage a large, decentralized, multi-state consumer finance lender.

2015 Achievements, Pay-for-Performance Alignment and Compensation Decisions

        2015 was a year of phenomenal transformation, growth and progress for our Company and our stock price performance significantly outperformed that of our peers. Our stock price increased nearly 15% in 2015 in a market that saw the NYSE Financial Sector Index decline approximately 3.6%. Our signal achievement in 2015 was the acquisition of OneMain which we announced in March and completed in November. In connection with the acquisition of OneMain, we expanded our senior executive team. Additionally, given the breadth and scope of our post acquisition organization, we hired a new Chief Financial Officer, Scott Parker, who joined us in November 2015 from CIT. These additions to our executive team drove several executive compensation decisions during 2015 that we believe are consistent with our pay for performance philosophy as more fully described below, including equity grants under the OneMain Holdings, Inc. 2013 Omnibus Incentive Plan (the "Omnibus Incentive Plan") to Mr. Parker and Mses. McDowell and Celestin.

        As disclosed in prior years, we made equity grants relating to our common stock in 2013 to Messrs. Levine and Anderson to align their interests with those of our stockholders and to incentivize them to pursue and achieve our strategic business, growth and financial objectives. In addition to these equity grants, Messrs. Levine and Anderson also hold certain incentive units in SFH (the "SFH Incentive Units"), our initial stockholder at the time of our initial public offering ("IPO"). These SFH Incentive Units further align the interests of Messrs. Levine and Anderson with those of our stockholders because they only deliver value to the extent that distributions by SFH to its owners exceed certain thresholds, including distributions made in connection with sales of our common stock by SFH. Consistent with this view, Mr. Parker was granted SFH Incentive Units upon joining us as Chief Financial Officer, in addition to being granted a sign-on equity-based award under our Omnibus Incentive Plan as further described below.

        In April 2015, SFH sold 8,447,049 shares of our common stock that were beneficially owned by AIG Capital Corporation, a subsidiary of American International Group, Inc. ("AIG"), and, as a result of such sale, Messrs. Levine and Anderson received cash distributions from SFH (and not the Company) in respect of their SFH Incentive Units during 2015. Although these distributions were paid by SFH, we are required to recognize such distributions as stock-based compensation expense in our consolidated financial statements under U.S. generally accepted accounting principles ("GAAP"), and such distributions are reflected in the All Other Compensation column of the Summary Compensation Table below. Mr. Parker did not receive cash distributions in respect of his SFH Incentive Units during 2015. In contemplation of the acquisition of OneMain, we also made changes in 2015 to our peer group of companies that we utilize for executive compensation benchmarking purposes so as to ensure that we are appropriately benchmarking our executive compensation against the executive compensation paid by companies of similar size and complexity with whom we compete for executive talent. We believe the compensation related actions that we undertook in 2015 underscore our pay for performance philosophy while appropriately balancing risk and reward without exposing the Company to imprudent or undue risk taking.

Our Executive Compensation Governance Practices and Policies

Review of Pay Versus Performance. The Committee periodically reviews the relationship between executive pay and Company performance.	No Repricing. We do not currently permit the repricing of stock options or SARs without stockholder approval.

Median Compensation Targets. All compensation elements for our NEOs are targeted at the median of our peer group.	No Hedging of Shares. We do not permit hedging or short sales of our stock, or similar transactions where potential gains are linked to a decline in our share price, by our directors or executive officers to enter into.

Restrictive Covenants. Certain of our executive officers, including Messrs. Levine and Parker, are subject to restrictive covenants upon separation from the Company, including non-compete, non-solicitation and non-disclosure obligations.	Independent Compensation Consultant. The Committee has engaged Pearl Meyer as its independent compensation consultant. Pearl Meyer was retained directly by the Committee and performs no other consulting or other services for the Company.

Compensation Clawbacks. In 2016, we adopted a policy to recover incentive-based awards from our executive officers for the three-year period prior to any accounting restatement that would have resulted in a lower payment because of the restated results.	Review of Compensation Peer Groups. Our peer group is reviewed periodically by the Committee, and adjusted, when necessary to ensure that its composition remains a relevant and appropriate comparison for our executive compensation program. During 2015, the Committee reviewed and adjusted the composition of our peer group as further discussed below.

Director Stock Ownership Policy. In 2016, we adopted a policy requiring our independent directors to hold shares of our common stock equal to at least three times the cash retainer fees paid to our independent directors for annual board service.	No Excise Tax Gross-Ups. We do not provide gross-ups payments to offset any "golden parachute" excise taxes potentially incurred by our executives in connection with a change in control.

What Guides Our Executive Compensation Program

Philosophy and Objectives of Our Executive Compensation Program

        The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program tied to performance and aligned with the interests of our stockholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance to our stockholders and customers. Our executive compensation program is an important component of our overall human resources policies. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements.

        We observe the following principles in connection with setting executive compensation:

  •
  Retain and hire top-caliber executives:  Executive officers should have base salaries and employee benefits that are market competitive and that permit us to hire and retain high-caliber individuals at all levels;

  •
  Pay for performance:  A significant portion of the total compensation of our executive officers should be linked to the achievement of Company performance;

  •
  Align compensation with stockholder interests:  The interests of our executive officers should be aligned with those of our stockholders through the risks and rewards of the ownership of our common stock;

  •
  Provide limited perquisites:  Perquisites for our executive officers should be minimized and limited to items that serve a reasonable business purpose; and

  •
  Reinforce succession planning process:  The overall compensation program for our executive officers should reinforce our succession planning process by providing competitive total compensation necessary to attract, motivate and retain key executive talent.

How We Make Compensation Decisions

Role of the Compensation Committee

        The Committee is responsible to our Board for overseeing the development and administration of our compensation and benefits policies and programs. The Committee, which consists of two independent directors, is responsible for the review and approval of all aspects of our executive compensation program.

        The Committee is responsible for evaluating annually the performance of our CEO and determining and approving our CEO's compensation based on such evaluation. Additionally, the Committee is responsible for the following among its other duties:

  •
  Reviewing and approving of corporate incentive goals and objectives relevant to compensation;

  •
  Evaluating individual performance results in light of these goals and objectives;

  •
  Evaluating the competitiveness of each executive officer's total compensation package; and

  •
  Approving any changes to the total compensation package, including, but not limited to, base salary, and annual and long-term incentive award opportunities.

        The role of the Committee is described in detail in the Compensation Committee Charter, which is available on our website at http://investor.springleaffinancial.com/corporate-governance.cfm. The Committee is supported in its work by our Executive Vice President, Human Resources, her staff, and the Committee's executive compensation consultant, as described below.

Role of the Chief Executive Officer

        Within the framework of the compensation programs approved by the Committee and based on their review of market competitive positions, each year our CEO assesses the performance and achievements of our executive officers for the Committee to consider in their determination of compensation. Our CEO's recommendations are based upon his assessment of each executive officer's individual performance, the performance of each executive officer's respective business unit or function, and employee retention considerations.

Role of the Chief Risk Officer

        In reviewing proposed variable compensation programs for our executive officers and other employees, the Committee attempts to balance the business risks inherent in the program design with its compensation objectives to ensure that such program design encourages responsible investment of our resources and does not unintentionally reward imprudent risk-taking. During 2015, the Committee requested a review of all of our compensation plans by our Chief Risk Officer, who briefed the Committee at its meeting in December 2015. Based on this review, the Committee concluded that our compensation plans were well-defined and well documented, that the balance of the metrics appeared to be appropriate, and that there were no situations where the total incentive compensation paid was sufficient to encourage excessive risk-taking.

Role of the Compensation Consultant

        The Committee has retained Pearl Meyer as its independent executive compensation consultant. Pearl Meyer reports directly to the Committee and the Committee may replace its compensation consultant or hire additional consultants at any time. A representative of Pearl Meyer attends meetings of the Committee, when requested, and communicates with the Committee Chair between meetings.

        Pearl Meyer provides various executive compensation services to the Committee pursuant to a consulting agreement with the Committee. Generally, these services include advising the Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to performance. Pearl Meyer provided no additional services to us in 2015.

Compensation Peer Group

        The Committee uses compensation data compiled from a group of publicly traded peer companies in the diversified financial services industries (including banking, consumer finance, and thrifts and mortgage finance), as well as the specialty retail and IT services industries (the "Peer Group"). The Committee periodically reviews and updates the Peer Group, as necessary, upon the recommendation of its independent compensation consultant. During 2015, the Committee revised the Peer Group in contemplation of the acquisition of OneMain.

        Upon the recommendation of Pearl Meyer, the Committee revised the Peer Group to include Alliance Data Systems Corporation, Commerce Bancshares, Inc., Comerica Incorporated, Dollar Tree, Inc., Fidelity National Information Systems, Inc., Huntington Bancshares Incorporated, LendingClub Corporation, Navient Corporation, Synchrony Financial and The Western Union Corporation. Upon the recommendation of Pearl Meyer, the Committee also revised the Peer Group to remove Apollo Global Management, LLC, Ares Capital Corporation, Cash America International, Inc., Encore Capital Group, Inc., Nelnet, Inc., Ocwen Financial Corp., PHH Corporation and Portfolio Recovery Associates Inc.

        We believe the revised Peer Group represents the industries with which we currently compete for executive talent, and also includes our principal business competitors.

Peer Group

Industry	2015	2014

Specialty Retail	Aaron's Inc.	Aaron's Inc.

IT Services	Alliance Data Systems Corporation

Capital Markets		Apollo Global Management, LLC

Capital Markets		Ares Capital Corporation

Consumer Finance		Cash America International, Inc.

Consumer Finance	Credit Acceptance Corp.	Credit Acceptance Corp.

Banking	Commerce Bancshares, Inc.

Banking	CIT Group Inc.	CIT Group Inc.

Banking	Comerica Incorporated

Multiline Retail	Dollar Tree, Inc.

Consumer Finance		Encore Capital Group, Inc.

IT Services	Fidelity National Information Systems, Inc.

Banking	Huntington Bancshares Incorporated

Consumer Finance	LendingClub Corporation

Consumer Finance	Navient Corporation

Thrifts and Mortgage Finance	Nationstar Mortgage Holdings, Inc.	Nationstar Mortgage Holdings, Inc.

Consumer Finance		Nelnet, Inc.

Thrifts and Mortgage Finance		Ocwen Financial Corp.

Thrifts and Mortgage Finance		PHH Corporation

Consumer Finance		Portfolio Recovery Associates, Inc.

Consumer Finance	Santander Consumer USA Holdings Inc.	Santander Consumer USA Holdings Inc.

Consumer Finance	SLM Corporation	SLM Corporation

Consumer Finance	Synchrony Financial

IT Services	The Western Union Corporation

Use of Competitive Data

        The Committee relies on various sources of compensation information to ascertain the competitive market for our executive officers, including the NEOs. To assess the competitiveness of our executive compensation program, we analyze Peer Group compensation data obtained from peer company proxy materials as well as compensation and benefits survey data provided by national compensation consulting firms. As part of this process, we measure our program's competitiveness by comparing relevant market data against actual pay levels within each compensation component and in the aggregate for each executive officer position. We also review the mix of our compensation components with respect to fixed versus variable, short-term versus long-term, and cash versus equity-based pay. This information is then presented to the Committee for its review and use.

        The Committee generally compares the compensation of each NEO in relation to the 50th percentiles of the Peer Group for similar positions. In addition, the Committee takes into account various factors such as our performance within the Peer Group, the unique characteristics of the individual's position, and any succession and retention considerations.

Components of Our 2015 Executive Compensation Program

        The principal components of our 2015 executive compensation program and the purpose of each component are presented in the following table:

Program Element	Purpose	2015 Actions

Base Salary	Fixed amount that establishes a guaranteed minimum level of cash compensation.	None of the NEOs received an increase in base salary in 2015.

Guaranteed & Discretionary Bonuses	Attract and retain key executive talent.	Mr. Parker was paid a guaranteed cash bonus for 2015 service pursuant to the terms of his employment agreement entered into in connection with his joining the Company. Mr. Parker also has a minimum guaranteed bonus for 2016 performance. Mses. McDowell and Celestin were paid discretionary cash bonuses for 2015 performance.

Annual Non-Equity Incentive Plan Compensation	Variable incentive compensation that ties payouts to the achievement of financial performance metrics and individual contributions.	Ms. Kgil was the only NEO who received an award under our Annual Plan (defined below) for 2015 performance.

Equity-Based Incentive Plan Compensation	Compensation that establishes an equity component of total compensation that extends the executive's decision-making vision beyond the current year to long-term growth and prosperity. Forges a direct link between executive and stockholder interests by transforming executives into stockholders. Aids in the retention of the executive.	Mses. McDowell and Celestin and Mr. Parker were granted time-vested restricted stock units in connection with their joining the Company. Messrs. Levine and Anderson and Ms. Kgil did not receive any equity-based incentive plan compensation awards for 2015 given the sizeable equity grants made to them during 2013.

SFH Incentive Units	Aligns the interests of our executives with those of our stockholders and incentivizes the achievement of increases in our stock price.	Messrs. Levine and Anderson received distributions in 2015 in respect of their SFH Incentive Units and the amounts of such distributions are reflected in the All Other Compensation column in the Summary Compensation Table below. Mr. Parker received SFH Incentive Units in connection with his joining the Company, but has not received any distributions in respect of such SFH Incentive Units to date. Certain other executive officers have also been granted SFH Incentive Units.

Benefits	Provides our executives with access to group health and welfare benefit plans and fringe benefit programs.	Each of our executive officers is eligible to participate in our various group health and welfare benefit plans and fringe benefit programs that are generally available to all of our employees on a non-discriminatory basis.

Our 2015 Executive Compensation Program in Detail

Base Salary

        Base salary is the principal fixed component of our executives' total direct compensation that establishes a guaranteed minimum level of cash compensation of our executive officers, including the NEOs, and is determined by considering the competitive marketplace.

        Ms. Celestin received a 2016 salary increase of $25,000 to reflect her promotion to Executive Vice President, Human Resources for the combined companies as disclosed in the table below. None of the other NEOs received an increase to base salary during the Committee's annual review of our executive compensation program in February 2016.

Name	Position	2015 Base Salary	2016 Base Salary

Jay N. Levine	President and Chief Executive Officer	$400,000	$400,000

Scott T. Parker	Executive Vice President and Chief Financial Officer	$400,000	$400,000

Minchung (Macrina) Kgil	Former Executive Vice President and Chief Financial Officer	$350,000	$350,000

John C. Anderson	Executive Vice President	$350,000	$350,000

Angela Celestin	Executive Vice President, Human Resources	$275,000	$300,000

Mary H. McDowell(1)	Former Executive Vice President	$475,000	$475,000

(1)
Ms. McDowell's 2016 base salary was $475,000 on an annual basis for the period January 1, 2016, through March 31, 2016. Effective April 1, 2016, Ms. McDowell became an independent consultant and no longer serves as an executive officer or employee of the Company.

Guaranteed & Discretionary Bonuses

        Mr. Parker was paid a negotiated, guaranteed cash bonus of $1,350,000 for 2015 performance pursuant to the terms of his employment agreement that was entered into in connection with him joining the Company. Mses. McDowell and Celestin were paid discretionary cash bonuses of $1,850,000 and $250,000, respectively, for 2015 performance, including their vital contributions in connection with our acquisition of OneMain.

Annual Non-Equity Incentive Plan Compensation

        The Annual Leadership Incentive Plan (the "Annual Plan") is a sub-plan of the Omnibus Incentive Plan in which our executive officers, other than Messrs. Levine and Anderson, participated during 2015. In connection with their joining the Company in 2015, Mr. Parker and Mses. McDowell and Celestin were not participants in the Annual Plan during 2015. Ms. Kgil was the only NEO to participate in the Annual Plan during 2015.

        Under the provisions of the Annual Plan, the executive officers who participate in the Annual Plan are eligible to receive annual incentive compensation contingent upon the attainment of specific, pre-determined financial metrics and strategic objectives relevant to the responsibilities of each such executive officer, each of which drives sustainable growth and creates long-term stockholder value. For 2015, the financial metrics and strategic objectives for Ms, Kgil's Annual Plan award included Pre-Tax Core Earnings—Branches, Pre-Tax Core Earnings—SpringCastle, Efficiency Ratio and Net Charge-Off Percentage, as well as our CEO's assessment of the strategic build of the business.

        Under the Annual Plan, annual compensation targets are set for each participant and a performance range with accompanying variability of compensation is determined for each metric. For 2015, Ms. Kgil was eligible to earn a target bonus amount of two times her base salary, with possible payouts between 0% and 150% of the target level. Our annual incentive program under the Annual Plan for 2015 was structured so that the first $500,000 of amounts payable to a recipient under the 2015 Annual Plan was payable in cash, and any amount payable to a recipient under the 2015 Annual Plan in excess of $500,000 was payable in the form of service-based restricted stock units ("RSUs").

        Upon completion of the performance year and finalization of the financial metrics and strategic objectives used to measure performance, the CEO provided a candid assessment of, and a recommendation regarding, Ms. Kgil's contribution towards the attainment of the applicable metrics and objectives. The Committee reviewed the CEO's assessment and recommendation in light of the Company's performance for the year. In 2016, the Committee approved a payment to Ms. Kgil in respect of her 2015 Annual Plan award in the amount of $435,219, with such amount being paid entirely in cash, based upon the achievement of financial metrics and strategic objectives. The financial metrics and strategic objectives results for Ms. Kgil's 2015 Annual Plan award were as follows as reflected in the table below:

  •
  Pre-Tax Core Earnings—Branches metric was not achieved (0% award level),

  •
  Pre-Tax Core Earnings—SpringCastle metric was achieved at above target (150% award level),

  •
  Efficiency Ratio metric was achieved at threshold (50.7% award level), and

  •
  Net Charge-Off Percentage was achieved at above target (142% award level).

2015 Annual Leadership Incentive Compensation Plan Award

2015 Performance

					Weightings / % Earned

		2015 Board	2015 Actual	Award Level	Kgil

Metric		Plan	Results	Earned	Weight	Result

Pre tax Core Earnings	Branches	$300	$272	0.0%	40%	0.0%

($ millions)	SpringCastle	$108	$121	150.0%	10%	15.0%

Efficiency Ratio		32.7%	35.4%	50.7%	10%	5.1%

Net Charge-off %		5.5%	5.1%	142.0%	5%	7.1%

Financial Metrics Sub-total					65%	27.2%

Strategic Build of Business (CEO Assessment)		CEO Assessment			100%	35.0%
		Weight			35%

	Percentage of Target Bonus Earned					62.2%

	Target Bonus $				$	700,000

	Earned Bonus $				$	435,219

Equity-Based Incentive Plan Compensation

        Our equity-based incentive compensation program ties annual performance to the Company's long-term success by generally basing the magnitude of our equity-based grants on the applicable NEO's performance during the prior year. On February 19, 2015, Ms. Kgil received service-based RSUs for 2014 performance with a grant date value of $412,600 as partial payment of her total 2014 Annual

Plan award payout of $828,600. Such RSUs vest in three annual installments beginning on the first anniversary of the grant date.

        On November 4, 2015, Mr. Parker received a grant of service-based RSUs with a grant date fair value of $5,600,000. The purpose of this grant was to create a significant ownership stake in the Company for Mr. Parker in order to retain his expertise and service on behalf of the Company and to align his long-term financial interests with those of the Company and its stockholders. These RSUs vest in four annual installments beginning November 4, 2016.

        On November 15, 2015, we completed the purchase of OneMain from Citigroup. In recognition of past performance and expected future contributions to the Company, individuals were selected to receive grants of service-based RSUs that, subject to certain conditions, vest in four annual installments beginning in January 2017. Mses. McDowell and Celestin were included in that select group of employees, receiving service-based RSUs with a grant date fair value of $3,000,000 and $1,000,000, respectively.

        As disclosed in prior years, on September 30, 2013, Messrs. Levine and Anderson received sizeable grants of fully vested RSUs from our predecessor, Springleaf Holdings, LLC. The purpose of these grants was to create a significant ownership stake in the Company for Messrs. Levine and Anderson in order to retain their expertise and service on behalf of the Company and to align their long-term financial interests with those of the Company and its stockholders. These RSUs were settled in shares of our common stock in October 2013 and generally cannot be sold or otherwise transferred for five years following the settlement date, except to the extent necessary to satisfy certain tax obligations. The duration of these restrictions is designed to ensure the engagement of Messrs. Levine and Anderson during the critical first five years of our existence as a publicly traded company.

SFH Incentive Units

        On October 9, 2013, Messrs. Levine and Anderson received grants of SFH Incentive Units. These SFH Incentive Units are profit interests that will provide Messrs. Levine and Anderson with benefits (in the form of distributions) only if SFH makes distributions to one or more of its common members that exceed specified threshold amounts. These SFH Incentive Units held by Messrs. Levine and Anderson are entitled to vote together with SFH common units as a single class on all matters.

        On October 12, 2015, Mr. Parker received a grant of SFH Incentive Units. These SFH Incentive Units are profit interests that will provide Mr. Parker with benefits (in the form of distributions) only if SFH makes distributions to one or more of its common members that exceed specified threshold amounts. These SFH Incentive Units held by Mr. Parker are entitled to vote together with SFH common units as a single class on all matters. Certain other executive officers also received grants of SFH Incentive Units during 2015.

        Messrs. Levine, Anderson and Parker are generally entitled to receive distributions in respect of these SFH Incentive Units only if they are employed by us or one of our affiliates on, and have not given or received notice of termination of such employment as of, the date the distribution is paid. No distributions will be provided to Messrs. Levine and Anderson in respect of the SFH Incentive Units following their termination of employment for any reason other than death, in which case their respective beneficiaries will be entitled to any distributions made in respect of the SFH Incentive Units following their date of death. No distributions will be provided to Mr. Parker in respect of his SFH Incentive Units following his termination of employment for any reason other than death, in which case his beneficiaries will be entitled to any distributions made in respect of his SFH Incentive Units following his date of death. Mr. Parker will also not receive any distributions in respect of his SFH Incentive Units following the termination of employment of both Messrs. Levine and Anderson.

        These SFH Incentive Units further align the interests of Messrs. Levine, Anderson and Parker with those of our stockholders and only deliver value to the extent that distributions by SFH to its owners exceed certain thresholds, including distributions made in connection with sales of our common stock by SFH.

        During 2015, SFH sold 8,447,049 shares of our common stock and, as a result of such sale, Messrs. Levine and Anderson received cash distributions in respect of their SFH Incentive Units during 2015. Mr. Levine received a cash distribution from the SFH Incentive Units of $10,327,109 in 2015. Mr. Anderson received a cash distribution from the SFH Incentive Units of $5,163,554 in 2015. Mr. Parker has not received any cash distributions in respect of his SFH Incentive Units to date.

        Although these distributions were paid by SFH, we are required to recognize such distributions as stock-based compensation expense in our consolidated financial statements under GAAP, and such distributions are reflected in the All Other Compensation column of the Summary Compensation Table below. Distributions on these SFH Incentive Units are not tax deductible by us. Nevertheless, because Messrs. Levine, Anderson and Parker only receive distributions on these SFH Incentive Units if certain thresholds are exceeded at the time that SFH sells its holdings of our common stock, we believe these SFH Incentive Units drive pay for performance.

Benefits

        All of our NEOs are eligible to participate in our general tax-qualified, defined contribution retirement savings 401(k) plan (the "401(k) Plan"). We match a percentage of each participant's contributions to the 401(k) Plan up to the statutory limitation.

        Our defined benefit plans include a tax-qualified pension plan (the "Retirement Plan") and a non-qualified Excess Retirement Income Plan (the "Excess Plan") (collectively the "Pension Plans"). Each of the Pension Plans provides for a yearly benefit based on years of service and average final salary. The Pension Plans and their benefits are described in greater detail below under "—Pension Benefits". As of December 31, 2012, which was prior to eligibility for all of our NEOs other than Messrs. Levine and Anderson, both Pension Plans were frozen with respect to both salary and service levels to prevent future increases in the benefit liabilities established under the applicable Pension Plan. We continue to fund the Retirement Plan's trust to the extent the assets in the trust are less than the present value of the liabilities associated with the Retirement Plan's benefits.

        Each of our executive officers is eligible to participate in our various group health and welfare benefit plans and fringe benefit programs that are generally available to all of our employees on a non-discriminatory basis.

Employment Agreements

Employment Agreement with Mr. Levine

        On September 30, 2014, we entered into an employment agreement with Mr. Levine pursuant to which he serves as our President and CEO. The agreement was scheduled to expire on December 31, 2015, but automatically renewed for an additional one-year term. The agreement is currently scheduled to expire on December 31, 2016, and, unless earlier terminated in accordance with its terms, the agreement will be automatically renewed for additional one-year terms unless either party provides notice of non-renewal to the other at least 90 days before expiration of the then-current term.

        Mr. Levine's employment agreement provides that Mr. Levine receives an annual base salary of $400,000. The agreement also provides that Mr. Levine is eligible to participate in all retirement and welfare benefit plans and paid-time off policies as are made available by us to our senior executives.

        Mr. Levine's employment agreement also provides that if his employment is terminated by us without "cause" (as defined in the agreement) or by Mr. Levine for "good reason" (as defined in the agreement and summarized below), and if Mr. Levine executes a general release of claims in a form acceptable to us and continues to comply with all applicable restrictive covenants, he will receive (i) continued base salary payments for 12 months and (ii) a pro-rated annual bonus for the year of termination, based on the average of the annual bonuses paid to him for the three years prior to termination (or such lesser number of years for which he received a non-zero annual bonus, if applicable).

        Mr. Levine's employment agreement provides that he will not compete with us for one year following notice of his termination of employment for any reason. In addition, the agreement provides that Mr. Levine will not solicit our employees, consultants, independent contractors, service providers, or current or prospective clients or customers for two years following the termination of his employment for any reason. The agreement also contains standard perpetual provisions relating to confidentiality, intellectual property and non-disparagement.

        For purposes of Mr. Levine's employment agreement, "good reason" means, in summary, (i) a substantial and sustained diminution in his authority or responsibility, (ii) a reduction of his base salary or bonus opportunity (other than an across-the-board reduction of less than 10% for all senior management), (iii) relocation of his principal location of employment by more than 25 miles, (iv) his removal as CEO or as a member of our Board, (v) failure to pay him compensation when due, or (vi) our failure to renew the term of the agreement.

Employment Agreement with Mr. Parker

        On October 12, 2015, we entered into an employment agreement with Mr. Parker pursuant to which he serves as our Executive Vice President and CFO. The initial term of the agreement expires on December 31, 2019, and the agreement will automatically be renewed for additional one-year terms thereafter unless either party provides notice of non-renewal to the other at least 90 days before expiration of the then-current term.

        Mr. Parker's employment agreement provides that Mr. Parker receives an annual base salary of $400,000. Mr. Parker is also to receive a bonus under the Company's annual incentive program, provided that Mr. Parker will receive a minimum of $1,350,000 per year in respect of calendar years 2015 and 2016, subject in each case to reasonable performance objectives agreed upon between the CEO and Mr. Parker each year. The agreement also provides that Mr. Parker is eligible to participate in all retirement and welfare benefit plans and paid-time off policies as are made available by us to our senior executives.

        Mr. Parker's employment agreement also provides that if his employment is terminated by us without "cause" (as defined in the agreement) or by Mr. Parker for "good reason" (as defined in the agreement and summarized below), and if Mr. Parker executes a general release of claims in a form acceptable to us and continues to comply with all applicable restrictive covenants, he will receive (i) continued base salary payments for 12 months, (ii) any earned but unpaid annual bonus for the prior calendar year, (iii) if such termination occurs prior to December 31, 2016, the annual bonus for the year in which such termination occurs (subject to pro-ration based on the number of days served during such year if such termination occurs on or after January 1, 2016 but prior to March 5, 2016), and (iv) if such termination occurs on or after January 1, 2017, the annual bonus for the year in which such termination occurs, pro-rated based on the average of the annual bonuses paid to him for the three years prior to such termination (or such lesser number of years for which he received a non-zero annual bonus, if applicable). Mr. Parker will also be eligible to participate in the OneMain Holdings, Inc. Executive Severance Plan (the "Executive Severance Plan"), provided that any severance amounts payable to Mr. Parker under the Executive Severance Plan will be reduced by the severance amounts payable to Mr. Parker under the terms of his employment agreement.

        Mr. Parker's employment agreement provides that he will not compete with us for one year following notice of his termination of employment for any reason. In addition, the agreement provides that Mr. Parker will not solicit our employees, consultants, independent contractors, service providers, or current or prospective clients or customers for two years following the termination of his employment for any reason. The agreement also contains standard perpetual provisions relating to confidentiality, intellectual property and non-disparagement.

        For purposes of Mr. Parker's employment agreement, "good reason" means, in summary, (i) a material reduction in his level of responsibility, title or authority, (ii) any material breach by the Company of its obligations under the employment agreement, or (iii) relocation of his principal location of employment by more than 60 miles.

Tax Considerations

        At the time when Section 162(m) of the Code becomes applicable to us, annual compensation in excess of $1 million paid to individuals who are "covered employees" will not be deductible by us unless it is "performance-based compensation" or meets another applicable exemption from the limitation. The Committee may authorize payments or awards to eligible participants who are covered employees (or to individuals whom the Committee believes may become covered employees) that are intended to qualify as performance-based compensation under Section 162(m) of the Code, to the extent it is applicable to us. To qualify, the exercisability and/or payment of such awards generally must be subject to the achievement of performance criteria based upon one or more performance goals set forth in the applicable plan document and to certification of such achievement in writing by the Committee. The performance criteria must be established in writing by the Committee not later than the time period prescribed under Section 162(m) of the Code.

        In order to compete effectively for executive-level talent, the Committee has not adopted a policy requiring that all compensation be tax deductible. Compensation paid to our NEOs that is not tax deductible includes distributions made by SFH in respect of the SFH Incentive Units held by Messrs. Levine, Parker and Anderson. During 2015, Messrs. Levine and Anderson received distributions in respect of their SFH Incentive Units as reported in the All Other Compensation column of the Summary Compensation Table set forth below.

Consideration of Most Recent Say-on-Pay Vote

        At our 2014 annual meeting of stockholders, our stockholders were provided with the opportunity to cast an advisory vote on the compensation of our NEOs for 2013. The say-on-pay vote yielded approximately 97% approval. Notwithstanding this favorable vote, we continue to seek input from our stockholders to understand their views with respect to our approach to executive compensation, and in particular in connection with the Committee's efforts to tie compensation to performance. We expect to conduct the next advisory vote on the compensation of our NEOs at our 2017 Annual Meeting of Stockholders.

Summary Compensation Table

        The table below summarizes information regarding compensation for the years 2013 through 2015, as applicable, for each of our NEOs.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Jay N. Levine,	2015	400,000	—	—	—	—	—	$10,342,046	$10,742,046
President and Chief	2014	400,000	—	—	—	—	10,032	16,140	426,172
Executive Officer	2013	476,923	—	78,333,328	—	—	—	13,439	78,823,690
Scott T. Parker,	2015	50,769	1,350,000	5,600,000	—	—	—	799	7,001,568
Executive Vice President	2014	—	—	—	—	—	—	—	—
and Chief Financial	2013	—	—	—	—	—	—	—	—
Officer
Minchung (Macrina) Kgil,	2015	350,000	—	—	—	435,219	—	14,937	800,156
Former Executive Vice	2014	350,000	225,000	—	—	828,600	—	16,140	1,419,740
President and Chief	2013	350,000	425,000	2,000,000	—	—	—	13,439	2,788,439
Financial Officer
John C. Anderson,	2015	350,000	—	—	—	—	—	5,178,491	5,528,491
Executive Vice President	2014	350,000	—	—	—	—	8,870	16,140	375,010
	2013	350,000	—	39,166,672	—	—	—	5,393	39,522,065
Angela Celestin,	2015	26,442	250,000	1,000,000	—	—	—	744	1,277,186
Executive Vice President,	2014	—	—	—	—	—	—	—	—
Human Resources	2013	—	—	—	—	—	—	—	—
Mary H. McDowell,	2015	45,673	1,850,000	3,000,000	—	—	—	1,092	4,896,765
Former Executive	2014	—	—	—	—	—	—	—	—
Vice President	2013	—	—	—	—	—	—	—	—

(1)
Mr. Parker and Mses. McDowell and Celestin joined the company as Executive Officers during 2015. On April 1, 2016, Ms. McDowell became an independent consultant and no longer serves as an executive officer or employee.

(2)
For 2015, the amounts in this column represent a guaranteed cash bonus paid to Mr. Parker pursuant to the terms of his Employment Agreement and discretionary cash bonuses paid to Mses. McDowell and Celestin. For 2014, the amount in this column represents discretionary cash bonuses of $50,000 paid to Ms. Kgil in each of July and December of 2014 and a cash bonus of $125,000 paid to Ms. Kgil in September of 2014 that had been withheld from her 2013 discretionary award and paid subject to her continued employment and performance (determined by the Company in its discretion) through such date. For 2013, the amount in this column represents a discretionary bonus that was paid to Ms. Kgil partially in cash in the amount of $175,000 and partially in the form of service-based RSUs with a grant date fair value of $250,000. The service-based RSUs granted in partial payment of Ms. Kgil's 2013 bonus award vest in three annual installments beginning on the first anniversary of the grant date.

(3)
The amount for 2015 for Mr. Parker represents the grant date fair value of a grant of service-based RSUs pursuant to the terms of his employment agreement, and the amounts for 2015 for Mses. McDowell and Celestin represent the grant date fair value of service-based RSUs that were granted in November 2015 to them in conjunction with the acquisition of OneMain. The amounts for 2013 represent the grant date value of fully vested RSUs granted to Messrs. Levine and Anderson prior to the completion of our IPO that were settled in shares of our common stock in October 2013, and service-based RSUs granted to Ms. Kgil in conjunction with the IPO. For a summary of the assumptions used in the valuation of these equity-based awards, please see note 21 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(4)
Amounts in this column represent amounts paid in respect of awards granted under the Annual Leadership Incentive Plan. In 2016, Ms. Kgil was granted a cash award under the 2015 Annual Leadership Incentive Plan in the amount of $435,219. In 2015, Ms. Kgil was granted an award equal to $828,600 for performance under the 2014 Annual Leadership Incentive Plan that was paid partially in cash in the amount of $416,000 and partially in the form of service-based RSUs with a grant date fair value of $412,600. The service-based RSUs granted in partial payment of Ms. Kgil's 2014 Annual Leadership Incentive Plan award vest in three annual installments beginning on the first anniversary of the grant of such award.

(5)
Messrs. Levine and Anderson were the only NEOs who were eligible to participate in the Pension Plans before they were closed to new participants on December 31, 2012. The amounts in this column for 2014 reflect the actuarial increase in the present value of the pension benefits under our Pension Plans for Messrs. Levine and Anderson, determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. The actual change in the pension values for 2013 (reflecting the change in value from 2012 to 2013) and 2015 (reflecting the change in value from 2014 to 2015) were both negative. For Mr. Levine, the loss was $3,907 in 2013 and $1,246 in 2015. For Mr. Anderson, the loss was $2,976 in 2013 and $852 in 2015. The amounts were calculated using the discount rates of 4.85% for the Retirement Plan and 4.28% for the Excess Plan as of

  December 31, 2013; discount rates of 3.90% for the Retirement Plan and 3.55% for the Excess Plan as of December 31, 2014; and discount rates of 4.27% for the Retirement Plan and 3.83% for the Excess Plan as of December 31, 2015.

(6)
The amounts shown in this column include the following:

Name	Year	HSA Company Contribution	401(k) Match	SFH Incentive Unit Distribution	Earned Profit Sharing Contribution to 401(k)	Earned Profit Sharing Cash	Total All Other Compensation
Jay N. Levine	2015	—	10,200	10,327,109	3,737	1,000	10,342,046
	2014	—	10,200	—	4,940	1,000	16,140
	2013	—	10,200	—	3,239	—	13,439
Scott T. Parker	2015	—	—	—	716	83	799
	2014	—	—	—	—	—	—
	2013	—	—	—	—	—	—
Minchung (Macrina) Kgil	2015	—	10,200	—	3,737	1,000	14,937
	2014	—	10,200	—	4,940	1,000	16,140
	2013	—	10,200	—	3,239	—	13,439
John C. Anderson	2015	—	10,200	5,163,554	3,737	1,000	5,178,491
	2014	—	10,200	—	4,940	1,000	16,140
	2013	—	2,154	—	3,239	—	5,393
Angela Celestin	2015	77	212	—	373	83	744
	2014	—	—	—	—	—	—
	2013	—	—	—	—	—	—
Mary H. McDowell	2015	—	365	—	644	83	1,092
	2014	—	—	—	—	—	—
	2013	—	—	—	—	—	—

Grants of Plan-Based Awards for 2015

        The table below summarizes information regarding grants of plan-based awards to our NEOs during 2015.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Market Value of Stock and Option Awards ($)(1)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Award ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Jay N. Levine		—	—	—	—	—	—	—	—	—	—
Scott T. Parker(2)	11/3/2015	—	—	—	—	—	—	116,038	—	—	5,600,000
Minchung (Macrina) Kgil(3)	3/09/2015	350,000	700,000	1,050,000	—	—	—	—	—	—	—
John C. Anderson		—	—	—	—	—	—	—	—	—	—
Angela Celestin(4)	11/15/2015	—	—	—	—	—	—	20,312	—	—	1,000,000
Mary H. McDowell(4)	11/15/2015	—	—	—	—	—	—	60,938	—	—	3,000,000

(1)
Represents grant date fair values of awards computed in accordance with FASB ASC Topic 718.

(2)
Represents a grant of service-based RSUs pursuant to the terms of Mr. Parker's employment agreement. Such RSUs vest in four annual installments beginning November 3, 2016.

(3)
Represents an award under the 2015 Annual Leadership Incentive Plan. Ms. Kgil's 2015 Annual Leadership Incentive Plan award was approved in March 2015 for the 2015 performance year with a target opportunity of 200% of her base salary and a maximum opportunity of 300% of her base salary. In 2016, following a determination by the Committee of Ms. Kgil's achievement under the terms of her 2015 Annual Leadership Incentive Plan award, the Committee approved a cash payment to Ms. Kgil of $435,219 in full settlement of her 2015 Annual Leadership Incentive Plan award as reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.

(4)
Represents an award of service-based RSUs that, subject to certain conditions, vests in four annual installments beginning January 1, 2017.

Outstanding Equity Awards at Fiscal Year-End for 2015

        The following table summarizes the equity awards made to our NEOs that were unvested and outstanding as of December 31, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards' Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jay N. Levine	—	—	—	—	—	—		—	—	—
Scott T. Parker	—	—	—	—	—	116,038	(2)	4,820,219	—	—
Minchung (Macrina) Kgil	—	—	—	—	—	106,950	(3)	4,442,703	—	—
John C. Anderson	—	—	—	—	—	—		—	—	—
Angela Celestin	—	—	—	—	—	20,312	(4)	843,760	—	—
Mary H. McDowell	—	—	—	—	—	60,938	(5)	2,531,365	—	—

(1)
Based on the closing market price of our common stock on December 31, 2015, of $41.54 per share.

(2)
Represents service-based RSUs granted pursuant to the terms of Mr. Parker's Employment Agreement. 29,009 RSUs vest on each of November 3, 2016, and November 3, 2017, and 29,010 RSUs vest on each of November 3, 2018, and November 3, 2019.

(3)
Represents service-based RSUs. 29,412 RSUs vested on January 4, 2016, 4,025 RSUs vested on February 17, 2016, and 3,320 RSUs vested on March 17, 2016. 29,412 RSUs vest January 3, 2017, 4,025 RSUs vest February 17, 2017, 3,320 RSUs vest March 17, 2017, 29,411 RSUs vest January 2, 2018, and 4,025 RSUs vest February 16, 2018.

(4)
Represents service-based RSUs. 5,078 RSUs vest on each of January 3, 2017, January 2, 2018, January 2, 2019, and January 2, 2020.

(5)
Represents service-based RSUs. 15,234 RSUs vest on each of January 3, 2017, and January 2, 2018, and 15,235 RSUs vest on each of January 2, 2019, and January 2, 2020.

Options Exercised and Stock Vested for 2015

        We had no stock options that were outstanding or that were exercised during 2015. The table below shows the number and fair market value of RSUs that vested in 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jay N. Levine	—	—	—	—
Scott T. Parker	—	—	—	—
Minchung (Macrina) Kgil(1)	—	—	32,732	1,241,618
John C. Anderson	—	—	—	—
Angela Celestin	—	—	—	—
Mary H. McDowell	—	—	—	—

(1)
Includes 29,412 RSUs that vested on January 2, 2015, with a market value of $36.24 per share on the vesting date and 3,320 RSUs that vested on March 17, 2015, with a market value of $52.93 per share on the vesting date.

Pension Benefits for 2015

        The Pension Plans were frozen effective December 31, 2012, prior to the eligibility of our NEOs other than Messrs. Levine and Anderson. No additional participants have been or will be allowed entry into the plans and no additional creditable service has been or will be awarded to Messrs. Levine and Anderson after December 31, 2012. In accordance with SEC rules, the accumulated benefits are presented as if they were payable upon the NEO's normal retirement at age 65.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During the Last Fiscal Year ($)
Jay N. Levine	Springleaf Financial Services Retirement Plan	0.750	27,371	—
	Springleaf Financial Services Excess Plan	0.750	6,859	—
Scott T. Parker	Springleaf Financial Services Retirement Plan	—	—	—
	Springleaf Financial Services Excess Plan	—	—	—
Minchung (Macrina) Kgil	Springleaf Financial Services Retirement Plan	—	—	—
	Springleaf Financial Services Excess Plan	—	—	—
John C. Anderson	Springleaf Financial Services Retirement Plan	0.750	33,635	—
	Springleaf Financial Services Excess Plan	—	—	—
Angela Celestin	Springleaf Financial Services Retirement Plan	—	—	—
	Springleaf Financial Services Excess Plan	—	—	—
Mary H. McDowell	Springleaf Financial Services Retirement Plan	—	—	—
	Springleaf Financial Services Excess Plan	—	—	—

(1)
The Springleaf Financial Services Retirement Plan (the "Retirement Plan") and the Springleaf Financial Services Excess Plan (the "Excess Plan") were each frozen on December 31, 2012. The pension valuation assumptions for 2015 include: (i) discount rates of 4.27% for the Retirement Plan and 3.83% for the Excess Plan, (ii) normal retirement age (65), or current age, if older, and (iii) RP-2014 mortality table with scale MP-2014 projection, post retirement only.

Pension Plan Benefit Formulas

        The Retirement Plan and Excess Plan formulas range from 0.925% to 1.425% times average final compensation for each year of credited service accrued from April 1, 1985 to December 31, 2012, up to 44 years. For participants who retire after the normal retirement age of 65, the retirement benefit is actuarially increased to reflect the later benefit commencement date.

        For purposes of both the Retirement Plan and the Excess Plan, average final compensation is the average annual pensionable salary of a participant during those three consecutive years in the last ten years of credited service, prior to the Pension Plans being frozen, that afford the highest such average. Final average compensation does not include amounts attributable to overtime pay, supplemental cash incentive payments, annual cash bonuses or long-term incentive awards.

Death and Disability Benefits

        Each of the Retirement Plan and the Excess Plan also provides for death and disability benefits. The Retirement Plan and the Excess Plan generally provide a death benefit to active participants who die before age 65 equal to 50% of the benefit the participant would have received if he or she had terminated employment on the date of death, survived until his or her earliest retirement date and elected a 50% joint and survivor annuity.

        Under the Retirement Plan and the Excess Plan, participants continued to accrue credited service through December 31, 2012 while receiving payments under SFI's sponsored long-term disability plan or during periods of unpaid medical leave before reaching age 65 if they had at least ten years of service when they become disabled. Participants who had less than ten years of credited service when they become disabled continued to accrue credited service for a maximum of three additional years but no later than December 31, 2012.

        As with other retirement benefits, in the case of death and disability benefits, the formula benefit under the Excess Plan is reduced by amounts payable under the Retirement Plan.

Nonqualified Deferred Compensation for 2015

        We do not maintain any nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change-In-Control for 2015

        The following table shows the payments and benefits that our NEOs would have been eligible to receive from us if their employment had been terminated or if a change in control of the Company had occurred as of December 31, 2015. Additional information about Pension Plan benefits payable upon certain terminations is provided in "—Pension Benefits for 2015" above.

Name	Type of Payment or Benefit	Voluntary Resignation without Good Reason or Early or Normal Retirement ($)(1)	Termination without Cause ($)(2)(3)	Termination for Good Reason ($)(2)(3)	Change in Control ($)(4)	Termination without Cause or for Good Reason following a Change in Control ($)(2)(3)	Termination Due to Disability ($)(3)(5)	Termination Due to Death ($)(3)(5)
Jay N. Levine	Severance Payment	—	400,000	400,000	—	400,000	—	—
	Acceleration of Unvested Equity	—	—	—	—	—	—	—
	Total	—	400,000	400,000	—	400,000	—	—
Scott T. Parker	Severance Payment	—	1,750,000	1,750,000	—	1,750,000	1,350,000	1,350,000
	Acceleration of Unvested Equity	—	1,205,034	1,205,034	—	4,820,219	4,820,219	4,820,219
	Total	—	2,955,034	2,955,034	—	6,570,219	6,170,219	6,170,219
Minchung (Macrina) Kgil	Severance Payment	—	357,870	—	435,219	357,870	—	—
	Acceleration of Unvested Equity	—	1,221,774	—	—	4,442,703	4,442,703	4,442,703
	Total	—	1,579,644	—	435,219	4,800,573	4,442,703	4,442,703
John C. Anderson	Severance Payment	—	372,129	—	—	372,129	—	—
	Acceleration of Unvested Equity	—	—	—	—	—	—	—
	Total	—	372,129	—	—	372,129	—	—
Angela Celestin	Severance Payment	—	281,751	—	—	281,751	—	—
	Acceleration of Unvested Equity	—	210,940	—	—	843,760	843,760	843,760
	Total	—	492,691	—	—	1,125,512	843,760	843,760
Mary H. McDowell	Severance Payment	—	475,000	—	—	475,000	—	—
	Acceleration of Unvested Equity	—	632,820	—	—	2,531,365	2,531,365	2,531,365
	Total	—	1,107,820	—	—	3,006,365	2,531,365	2,531,365

(1)
None of the NEOs has a vested pension plan credit payable upon termination.

(2)
Severance payments for Messrs. Levine and Parker in event of a termination without cause or for good reason (whether or not in connection with a change in control) are based on the terms of their respective employment agreements. For Mr. Levine, the severance payments include continued base salary payments for twelve months ($400,000) and a pro-rated annual bonus for the year of termination based on the average of the annual bonuses paid to him for the last three years ($0). For Mr. Parker, the severance payments include continued base salary payments for 12 months ($400,000) and his annual bonus for the year in which such termination occurs ($1,350,000). As of December 31, 2015, Mses. Kgil, Celestin and McDowell and Mr. Anderson were eligible to receive severance benefits pursuant to the Executive Severance Plan. Under the Executive Severance Plan, upon a termination by the Company other than for cause, or within twelve months following a change in control, upon a termination by the Company other than for cause or by the participant for good reason, each executive receives base salary continuation for twelve months ($350,000, $275,000, $475,000 and $350,000 for Mses. Kgil, Celestin and McDowell and Mr. Anderson, respectively) and a lump sum distribution equal to twelve months of premiums for COBRA continuation for the executive and his or her dependents at the rates in effect on the date of termination ($7,870, $22,129 and $6,751 for Ms. Kgil, Mr. Anderson and Ms. Celestin, respectively; Ms. McDowell did not participate in our group health plans during 2015).

(3)
The service-based RSU award agreements provide for the following treatment: (i) upon a termination without cause, accelerated vesting of the tranche of RSUs scheduled to vest on the next applicable vesting date (except for 6,640 unvested service-based RSUs granted to Ms. Kgil on March 17, 2014, and 12,075 unvested service-based RSUs granted to Ms. Kgil on February 19, 2015, that do not contain this accelerated vesting provision), and (ii) upon death or disability, accelerated vesting of all outstanding RSUs. The Omnibus Incentive Plan provides for accelerated vesting of all outstanding RSUs, upon a termination without cause (but not for good reason) within twelve months subsequent to a change in control (as defined in the Omnibus Incentive Plan).

(4)
The amount shown in this column for Mr. Kgil represents payment of a pro-rata bonus amount under the Annual Leadership Incentive Plan for the year in which a change in control (as defined in the Omnibus Incentive Plan) occurs, based on the greater of target or actual performance as of the date of the change in control. Ms. Kgil was the only NEO participating in the Annual Plan for 2015 and, therefore, was the only NEO eligible for such payment. The amount shown assumes a change in control occurred for purposes of the Annual Plan on December 31, 2015. For 2015, actual performance ($435,219) for Ms. Kgil exceeded target performance ($350,000).

(5)
Severance payments for Messrs. Levine and Parker in the event of disability and death are based on the terms of their respective employment agreements. For Mr. Levine, the severance payment consists of a pro-rated annual bonus for the year of termination based on the average of the annual bonuses paid to him for the last three years ($0). For Mr. Parker, the severance payment consists of his annual bonus for the year in which such termination occurs ($1,350,000). The Executive Severance Plan does not provide for severance payments in the event of disability or death.

        On March 13, 2015, we adopted the Executive Severance Plan, which became effective on March 16, 2015. As of December 31, 2015, the Committee had identified Mses. Kgil, Celestin and McDowell and Mr. Anderson as Eligible Executives for purposes of participating in the Severance Plan. (Mr. Parker is also eligible to participate in the Executive Severance Plan, subject to applicable offsets, as described below). The Executive Severance Plan provides for severance payments and benefits to the "Eligible Executives" (as defined in the Executive Severance Plan) in the event of a "Qualifying Termination" (as defined below). In the event of a Qualifying Termination and subject to the Eligible Executive's adherence to the covenants contained in the Executive Severance Plan and execution of a severance agreement (including a general waiver and release of claims along with certain non-competition and intellectual property protections), the Executive Severance Plan provides for (i) continued payment of the Eligible Executive's annual base salary for a period of twelve months and (ii) a lump sum cash payment in an amount equal to twelve months of premiums for COBRA continuation coverage for the Eligible Executive and his or her eligible dependents.

        A Qualifying Termination is defined as a termination other than for "Cause" (as defined in the Executive Severance Plan); provided that, if there has been a "Change in Control" (as defined in the Executive Severance Plan), a Qualifying Termination includes both a termination for Cause and resignation for "Good Reason" (as defined in the Executive Severance Plan) within twelve months after the Change in Control.

        Messrs. Levine and Parker are eligible to receive the termination benefits as described in their respective employment agreements (see "—Employment Agreements" above for additional information concerning the terms of the employment agreements of Messrs. Levine and Parker). Mr. Parker is also eligible to participate in the Executive Severance Plan, provided that any severance amounts payable to Mr. Parker under the Executive Severance Plan will be reduced by the severance amounts payable to Mr. Parker under the terms of his employment agreement.

        In connection with her ceasing to serve as an executive officer and employee effective as of March 31, 2016, Ms. McDowell entered into a separation and release agreement with us pursuant to which, in exchange for her execution of a release of claims, she received a lump sum severance payment equal to ($420,192), representing 46 weeks of her base salary at the rate in effect on March 31, 2016. The separation and release agreement also contains standard non-solicitation and non-disparagement provisions. In addition, Ms. McDowell entered into a consulting agreement with us on April 1, 2016, pursuant to which she provides consulting services to us as an independent consultant for the period beginning on April 1, 2016, and ending on December 31, 2016, for which she is paid $16,667 per month.

Independent Director Compensation

        On March 10, 2015, the Board approved increases to the compensation associated with director service on certain committees, effective January 1, 2015. In the fourth quarter of 2015, in contemplation of the completion of the acquisition of OneMain, the Committee reviewed and re-evaluated the compensation paid to our non-employee Directors to ensure that it remained competitive. Based on such review, the Committee recommended to the Board and the Board approved changes to our independent director compensation program as reflected in the table below.

        Fees to independent directors may be paid by issuance of our common stock, based on the value of common stock at the date of grant, rather than in cash, provided that any such issuance does not prevent a director from being independent and the shares are granted pursuant to a stockholder approved plan. All members of the Board are reimbursed for reasonable costs and expenses incurred in attending Board or committee meetings. In addition, upon joining the Board, each independent director received a one-time restricted stock award grant which vests in annual installments over a three-year period, provided that the director is still serving as of the applicable vesting date.

 Director Compensation Table for 2015

        The total 2015 compensation of our non-employee directors is shown in the following table. We do not separately compensate our non-independent directors, Messrs. Levine and Edens, for their Board or committee service.

Director	Service	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

	Board Meetings	53,125	—

Roy A. Guthrie	Committees	36,875	—

	OneMain Transaction Grant	—	100,000

	Total	90,000	100,000	190,000

	Board Meetings	53,125	—

Douglas L. Jacobs	Committees	35,625	—

	OneMain Transaction Grant	—	100,000

	Total	88,750	100,000	188,750

	Board Meetings	53,125	—

Anahaita Kotval	Committees	46,250	—

	OneMain Transaction Grant	—	100,000

	Total	99,375	100,000	199,375

	Board Meetings	53,125	—

Ronald M. Lott	Committees	25,000	—

	OneMain Transaction Grant	—	100,000

	Total	78,125	100,000	178,125

Wesley R. Edens(2)		—	—	—

(1)
Represents a grant of restricted stock that fully vests on November 15, 2016. As of March 31, 2016, our independent directors also held the following additional shares of unvested restricted stock: Mr. Guthrie (5,961); Mr. Jacobs (5,961); Ms. Kotval (5,961); and Mr. Lott (5,091).

(2)
Mr. Edens is employed by Fortress and is not compensated for services as director.

Director Stock Ownership Policy

        On March 25, 2016, the Board approved a Director Stock Ownership Policy to align the interests of our non-employee directors with those of our stockholders by encouraging significant stock ownership in the Company by our non-employee directors. Such policy is administered by the Compensation Committee of the Board. Pursuant to such policy, each non-employee director must at all times hold shares of our common stock with a value equal to three times the cash retainer for such director's annual Board service, excluding retainer fees for Board committee chair or committee member service. For purposes of determining compliance with such policy at any time, the value of the non-employee director's holdings shall be determined by multiplying the number of shares held by such non-employee director by the average closing price of a share of our common stock for the previous calendar year. A non-employee director's holdings include shares held directly by the non-employee director, including unvested restricted shares, and shares owned indirectly or beneficially by the non-employee director. Our current non-employee directors are required to meet the requirements of such policy by March 25, 2021, and any individual who becomes a non-employee director after March 25, 2016, will have five years from the date such individual commences service on the Board to satisfy the requirements of such policy.

Compensation Committee Interlocks and Insider Participation

        The current members of the Committee are the individuals named as signatories to the Compensation Committee Report set forth above under "Compensation Committee Report." None of our executive officers currently serves as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of the Board or the Committee. None of the individuals who served on the Committee during 2015 and none of the current members of the Committee are current or former officers or employees of the Company. Additionally, none of the individuals who currently serve as members of the Committee or who served as members of the Committee during 2015 has had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

Equity Compensation Plan Information

        The following table sets forth information with respect to securities authorized for issuance under our equity compensation plans as of December 31, 2015:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)(1)

	(a)	(b)	(c)

Equity compensation plans approved by security holders	0	n/a	11,105,064

Equity compensation plans not approved by security holders	0	n/a	n/a

Total	0	n/a	11,105,064

(1)
Represents shares of our common stock that remained available for future issuance under our Omnibus Incentive Plan as of December 31, 2015, which included 2,673,172 shares reserved for RSU awards that were outstanding as of December 31, 2015. Under the terms of our Omnibus Incentive Plan, the number of shares available for future issuance increases annually on the first day of each fiscal year beginning in 2014 by a number of shares of common stock equal to the excess of 10% of the number of outstanding shares on the last day of the immediately preceding fiscal year over the number of shares reserved and available for future issuance under the Omnibus Incentive Plan as of the last day of the immediately preceding fiscal year. Accordingly, effective January 1, 2016, the number of shares of our common stock remaining available for future issuance under our Omnibus Incentive Plan was increased by 2,344,353 shares to 13,449,417 shares.

 PROPOSAL 2:
APPROVAL OF AMENDED AND RESTATED 2013 OMNIBUS INCENTIVE PLAN,
INCLUDING THE PERFORMANCE GOALS ESTABLISHED UNDER THE PLAN
FOR PURPOSES OF COMPLIANCE WITH SECTION 162(M) OF THE CODE.

Overview

        The Board adopted the OneMain Holdings, Inc. Amended and Restated 2013 Omnibus Incentive Plan (the "Amended and Restated Omnibus Incentive Plan") on March 25, 2016, subject to the approval of the Amended and Restated Omnibus Incentive Plan by our stockholders. The Amended and Restated Omnibus Incentive Plan will become effective as of the date of stockholder approval and will not become effective if such approval is not obtained.

        The Amended and Restated Omnibus Incentive Plan is an amended and restated version of the Springleaf Holdings, Inc. 2013 Omnibus Incentive Plan (the "Omnibus Incentive Plan"), which we currently maintain and use to grant short-term and long-term incentive compensation awards to our executive officers (including our NEOs), employees, and non-employee directors. The Omnibus Incentive Plan was adopted prior to and in connection with our initial public offering in 2013. As of the record date of March 31, 2016, approximately 10,884,686 shares of our common stock, par value $0.01 per share, remained available for future issuance under the Omnibus Incentive Plan. These shares of our common stock will continue to be available for future issuance under the Amended and Restated Omnibus Incentive Plan, if such plan is approved by our stockholders. We are not asking our stockholders to approve an increase in the number of shares of our common stock available for issuance under the Amended and Restated Omnibus Incentive Plan at this time.

        By asking our stockholders to approve the Amended and Restated Omnibus Incentive Plan, we are asking our stockholders to approve the following two material changes to the Omnibus Incentive Plan:

  •
  Extension of the Plan Term:  The Amended and Restated Omnibus Incentive Plan will become effective on the date of stockholder approval of such plan (the "Effective Date") and will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms). If stockholder approval is obtained, the Amended and Restated Omnibus Incentive Plan will terminate on May 25, 2026. The Omnibus Incentive Plan is scheduled to expire on October 15, 2023; and

  •
  Approval of Director Award Limits:  The Amended and Restated Omnibus Incentive Plan provides that no participant in the Amended and Restated Omnibus Incentive Plan who is a non-employee director of the Company may receive cash and equity-based awards under the plan valued at more than $500,000 during any calendar year, with cash awards measured by their value upon payment, and any other awards measured at their grant date fair value as determined for purposes of the Company's financial reporting purposes.

        No other material amendments or modifications to the Omnibus Incentive Plan are contained in the Amended and Restated Omnibus Incentive Plan.

        In order to facilitate our ability (as determined by the Committee) to grant short-term and long-term incentive compensation awards under the Amended and Restated Omnibus Incentive Plan that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, which requires stockholder approval of the material terms of the performance goals pursuant to which such "performance-based compensation" will be paid and the re-approval of such performance goals every five years, we are also asking our stockholders to approve the following material terms under the

Amended and Restated Omnibus Incentive Plan, which are unchanged from the Omnibus Incentive Plan:

  •
  Performance Goals:  The specific Performance Goals listed below under the section entitled "Material Features of the Amended and Restated Omnibus Incentive Plan—Performance Criteria";

  •
  Individual Limits:  The annual per-individual grant limits listed below under the section entitled "Material Features of the Amended and Restated Omnibus Incentive Plan—Certain Limitations on Individual Awards";

  •
  Eligible Participants:  The classes of eligible recipients of awards under the Amended and Restated Omnibus Incentive Plan, as described below under the section entitled "Material Features of the Amended and Restated Omnibus Incentive Plan—Eligible Participants").

        The Board recommends a vote FOR the approval of Amended and Restated Omnibus Incentive Plan, including the performance goals established under the plan for purposes of compliance with section 162(m) of the Code.

        For the votes required to adopt this proposal, see the section above entitled "General Information About the Annual Meeting and Voting" on Page 1 of this Proxy Statement.

Historical Annual Stock Usage Under the Omnibus Incentive Plan

        While equity-based awards are a unique part of our long-term incentive compensation program, we are mindful of our responsibility to our stockholders to exercise judgment in granting equity-based awards.

Overhang

        As of the record date of March 31, 2016, approximately 13,094,046 shares of our common stock were subject to outstanding awards or available for future awards under the Omnibus Incentive Plan, which represents approximately 9.72% of our fully diluted shares of common stock outstanding as of such date. Since we are not asking our stockholders to approve an increase in the number of shares of our common stock available for issuance under the Amended and Restated Omnibus Incentive Plan, approval of the Amended and Restated Omnibus Incentive Plan will not automatically increase our overhang percentage.

Share Usage

        Our annual stock usage under the Omnibus Incentive Plan for the last three fiscal years was as follows:

		Fiscal Year 2015	Fiscal Year 2014	Fiscal Year 2013	Average

A	Total Shares Granted During Fiscal Year(1)	1,131,753	793,168	1,367,996	1,097,639

B	Basic Weighted Average Shares of Common Stock Outstanding	127,910,680	114,791,225	102,917,172	115,206,359

C	Burn Rate (A / B)	0.88%	0.69%	1.33%	0.95%

(1)
Includes the number of shares of restricted stock and RSUs granted for such year. We did not grant options or stock appreciation rights ("SARs") during the last three fiscal years.

Material Features of the Amended and Restated Omnibus Incentive Plan

        The following is a summary of the material features of the Amended and Restated Omnibus Incentive Plan. This summary is qualified in its entirety by the full text of the Amended and Restated Omnibus Incentive Plan, a copy of which is included as Appendix A to this Proxy Statement.

Purpose of the Amended and Restated Omnibus Incentive Plan

        The purposes of the Amended and Restated Omnibus Incentive Plan is to provide additional incentives to selected employees, directors, independent contractors and consultants of the Company and its affiliates, to strengthen their commitment, motivate them to faithfully and diligently perform their responsibilities and to attract and retain competent and dedicated persons who are essential to the success of our business and whose efforts will impact our long-term growth and profitability.

Plan Term

        The Amended and Restated Omnibus Incentive Plan will become effective on the date of stockholder approval of the plan (the "Effective Date") and will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

Shares Reserved for Issuance

        The total number of shares of our common stock, par value $0.01 per share, reserved and available for issuance under the Amended and Restated Omnibus Incentive Plan is equal to 13,094,046, as increased on the first day of each fiscal year beginning in calendar year 2014 by a number of shares of our common stock equal to the excess of 10% of the number of outstanding shares of our common stock on the last day of the immediately preceding fiscal year, over the number of shares reserved and available for issuance under the Amended and Restated Omnibus Incentive Plan as of the last day of the immediately preceding fiscal year. As of the record date of March 31, 2016, approximately 10,884,020 shares of our common stock remained available for future issuance under the Omnibus Incentive Plan, and, subject to stockholder approval, such shares will become available for issuance under the Amended and Restated Omnibus Incentive Plan. As of the record date of March 31, 2016, the closing price of a share of our common stock on the NYSE was $27.43.

        Shares of our common stock subject to an award under the Amended and Restated Omnibus Incentive Plan that remain unissued upon the cancellation, termination or expiration of the award will again become available for grant under the Amended and Restated Omnibus Incentive Plan. However, shares of our common stock that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the Amended and Restated Omnibus Incentive Plan, as well as any shares of our common stock exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the Amended and Restated Omnibus Incentive Plan. To the extent an award is paid or settled in cash, the number of shares of our common stock previously subject to the award will again be available for grants pursuant to the Amended and Restated Omnibus Incentive Plan. To the extent that an award can only be settled in cash, such award will not be counted against the total number of shares of our common stock available for grant under the Amended and Restated Omnibus Incentive Plan.

Certain Limitations on Individual Awards

        No individual will be granted options or SARs for more than the total number of shares of our common stock reserved under the Amended and Restated Omnibus Incentive Plan during any calendar year, and no individual who is likely to be a "covered employee" with respect to a calendar year (as such term used in Section 162(m) of the Code) will be granted either (i) restricted stock, RSUs, a stock bonus, or other stock-based awards for more than the total number of shares of our common stock reserved under the Amended and Restated Omnibus Incentive Plan during any calendar year or (ii) a cash award in excess of $15,000,000 during any calendar year.

Certain Limitations on Director Awards

        In addition to the foregoing, no participant in the Amended and Restated Omnibus Incentive Plan who is a non-employee director of the Company will receive cash and equity-based awards under the plan valued at more than $500,000 during any calendar year, with cash awards measured by their value upon payment, and any other awards measured at their grant date fair value as determined for purposes of the Company's financial reporting purposes.

Plan Administration

        The Amended and Restated Omnibus Incentive Plan will be administered by the Compensation Committee of the Board (as used in this section, the "Committee"). The Committee may interpret the Amended and Restated Omnibus Incentive Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the Amended and Restated Omnibus Incentive Plan. The Committee selects the officers, employees, non-employee directors, independent contractors and consultants who will receive awards, determines the terms and conditions of those awards (including, but not limited, the number of shares of our common stock or cash or other property subject to each award, the term of each award and the vesting schedule applicable to each award), and may amend the terms and conditions of outstanding awards.

Eligible Participants

        Each of our officers, employees, non-employee directors, independent contractors or consultants (as the record date of March 31, 2016, approximately 11,760 individuals) are eligible to participate in the Amended and Restated Omnibus Incentive Plan, provided that they have been selected by the Committee to receive awards under the Amended and Restated Omnibus Incentive Plan.

Types of Awards

        To accomplish these purposes, the Amended and Restated Omnibus Incentive Plan provides for the issuance of options, SARs, restricted stock, RSUs, stock bonuses, other stock-based awards and cash awards.

Stock Options

        We may issue stock options under the Amended and Restated Omnibus Incentive Plan. All stock options granted under the Amended and Restated Omnibus Incentive Plan are intended to be non-qualified stock options and are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. The exercise price of all stock options granted under the Amended and Restated Omnibus Incentive Plan will be determined by the Committee, but in no event may the exercise price be less than 100% of the fair market value of the related shares of our common stock on the date of grant. The maximum term of all stock options granted under the Amended and Restated Omnibus Incentive Plan will be determined by the Committee, but may not exceed ten years. Each stock option will vest and become exercisable at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual option agreement. The Amended and Restated Omnibus Incentive Plan does not permit the repricing of options without stockholder approval.

        Unless the applicable stock option agreement provides otherwise, in the event of an optionee's termination of employment or service, stock options will be treated as follows: (i) if the termination is for any reason other than for cause, retirement, disability or death, vested options generally will remain exercisable until ninety days after termination and then expire, (ii) if the termination is on account of the optionee's retirement, disability or death, vested options generally will remain exercisable until one year after termination and will then expire, and (iii) if the termination is for cause, all options, whether vested or unvested, will expire as of the date of such termination. Unless the applicable stock option agreement provides otherwise, any options that were not vested and exercisable on the date of any termination of employment or service for any reason will expire as of the date of such termination.

SARs

        We may issue SARs under the Amended and Restated Omnibus Incentive Plan either alone or in conjunction with all or part of any stock option granted under the Amended and Restated Omnibus Incentive Plan. A free-standing SAR granted under the Amended and Restated Omnibus Incentive Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of our common stock over the base price of the free-standing SAR. A SAR granted in conjunction with all or part of a stock option under the Amended and Restated Omnibus Incentive Plan entitles its holder to receive, at the time of exercise of the SAR and surrender of the related option, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of our common stock over the exercise price of the related option. Each SAR will be granted with a base price that is not less than 100% of the fair market value of the related shares of our common stock on the date of grant. The maximum term of all SARs granted under the Amended and Restated Omnibus Incentive Plan will be determined by the Committee, but may not exceed ten years. The Committee may determine to settle the exercise of a SAR in shares of our common stock, cash, or any combination thereof.

        Unless an individual free-standing SARs agreement provides otherwise, in the event of a SAR holder's termination of employment or service, free-standing SARs will be treated as follows: (i) if the termination is for any reason other than for cause, retirement, disability or death, vested free-standing SARs generally will remain exercisable until ninety days after termination and then expire, (ii) if the termination is on account of the holder's retirement, disability or death, vested free-standing SARs generally will remain exercisable until one year after termination and will then expire and (iii) if the termination is for cause, all free-standing SARs (whether vested or unvested) will expire as of the date of such termination. Unless an individual free-standing SARs agreement provides otherwise, any free-standing SARs that were not vested and exercisable on the date of any termination of employment or service for any reason will expire as of the date of such termination. SARs granted in conjunction with all or part of a stock option will be exercisable at such times and subject to all of the terms and conditions applicable to the related option.

Restricted Stock and RSUs

        Restricted stock and RSUs may be granted under the Amended and Restated Omnibus Incentive Plan. The Committee will determine the purchase price, vesting schedule and performance objectives, if any, applicable to the grant of restricted stock and RSUs. If the restrictions, performance objectives or other conditions determined by the plan administrator are not satisfied, the restricted stock and RSUs will be forfeited. Subject to the provisions of the Amended and Restated Omnibus Incentive Plan and applicable individual award agreement, the Committee has the sole discretion to provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances, including the attainment of certain performance goals, a participant's termination of employment or service or a participant's death or disability. The rights of restricted stock and RSU holders upon a termination of employment or service will be set forth in individual award agreements.

        Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder, including the right to vote and receive dividends declared with respect to such stock. During the restricted period, RSUs may also be credited with dividend equivalent rights, if the applicable individual award agreement so provides. Notwithstanding the foregoing, any dividends or dividend equivalent awards with respect to restricted stock or RSUs will be subject to the same restrictions, conditions and risks of forfeiture as the underlying restricted stock or RSU.

Other Stock-Based Awards

        Other stock-based awards, valued in whole or in part by reference to, or otherwise based on, shares of our common stock (including dividend equivalents) may be granted under the Amended and Restated Omnibus Incentive Plan. The Committee will determine the terms and conditions of such other stock-based awards, including the number of shares of our common stock to be granted pursuant to each other stock-based awards, the manner in which such other stock-based awards will be settled (e.g., in shares of our common stock, cash or other property), and the conditions to the vesting and payment of such other stock-based awards (including the achievement of performance objectives).

Stock Bonuses and Cash Awards

        Bonuses payable in fully vested shares of common stock and awards that are payable solely in cash may also be granted under the Amended and Restated Omnibus Incentive Plan. The Annual Leadership Incentive Plan will continue to function as a sub-plan under the Amended and Restated Omnibus Incentive Plan.

Performance Goals

        The vesting of awards that are intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code will be based upon one or more of the following business criteria (the "Performance Goals"): (i) earnings, including one or more of operating income, net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) cumulative earnings per share growth; (xiii) operating margin or profit margin; (xiv) cost targets, reductions and savings, productivity and efficiencies; (xv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xvi) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xvii) any combination of, or a specified increase in, any of the foregoing.

        The Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to the Company or any affiliate, or a division or strategic business unit of the Company or any affiliate, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may also be subject to a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made.

        Where applicable, the Performance Goals will be determined in accordance with GAAP (with such adjustments as our compensation committee may prescribe) and achievement of the Performance Goals will require certification by the Committee. To the extent permitted by Section 162(m) of the Code, the Committee will have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any affiliate or the financial statements of the Company or any affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

Certain Adjustments

        In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of shares of common stock, cash or other property), combination, exchange of shares, or other change in corporate structure affecting the shares of our common stock, an equitable substitution or proportionate adjustment shall be made, at the sole discretion of the Committee, in (i) the aggregate number of shares of our common stock reserved for issuance under the Amended and Restated Omnibus Incentive Plan, (ii) the maximum number of shares of our common stock or cash that may be subject to awards granted to any participant in any calendar year, (iii) the kind and number of securities subject to, and exercise price or base price of, any outstanding options and SARs granted under the Amended and Restated Omnibus Incentive Plan, and (iv) the kind, number and purchase price of shares of our common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs, stock bonuses and other share-based awards granted under the Amended and Restated Omnibus Incentive Plan. Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator.

        In addition, the Committee may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of our common stock, cash or other property covered by such awards over the aggregate exercise price or base price, if any, of such awards, but if the exercise price or base price of any outstanding award is equal to or greater than the fair market value of the shares of our common stock, cash or other property covered by such award, the Board may cancel the award without the payment of any consideration to the participant.

Treatment Upon a Change in Control (Double-Trigger Vesting)

        Unless otherwise determined by the Committee and evidenced in an award agreement, in the event that (i) a "change in control" (as defined below) occurs and (ii) a participant's employment or service is terminated without cause within 12 months following the change in control, then (a) any unvested or unexercisable portion of any award carrying a right to exercise shall become fully vested and exercisable, and (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an award granted under the Amended and Restated Omnibus Incentive Plan will lapse and such unvested awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved.

Definition of Change in Control

        For purposes of the Amended and Restated Omnibus Incentive Plan, a "change in control" will mean, in summary, an event or series of events after which Fortress and its affiliates own less than 40% of the voting stock of the Company, other than (i) an acquisition, merger, sale of assets or similar transaction involving the Company following which Fortress or its affiliates directly or indirectly own at least 30% of the voting stock of, and continue to be the largest stockholder of, the Company or the surviving entity, (ii) an initial public offering of the stock of the Company or any of its direct or indirect parents, without regard to the percentage of the Company stock held by Fortress or its affiliates following such offering, or (iii) if at any time following such initial public offering, Fortress and its affiliates continue to hold at least 30% of the voting stock of, and continue to be the largest stockholder of, the Company or such direct or indirect parent.

Amendment and Termination

        The Amended and Restated Omnibus Incentive Plan provides our Board with authority to amend, alter or terminate the Amended and Restated Omnibus Incentive Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant's consent. The Committee may amend an award, prospectively or retroactively, but no such amendment may impair the rights of any participant without the participant's consent. Stockholder approval of any such action will be obtained if required to comply with applicable law.

Form S-8 Registration Statement

        We intend to maintain on file with the SEC a registration statement on Form S-8 covering the shares of our common stock issuable under the Amended and Restated Omnibus Incentive Plan.

New Plan Benefits

        The dollar value and number of awards to be granted in the future to our executive officers, employees and non-employee directors under the Amended and Restated Omnibus Incentive Plan are not currently determinable because the value and number of such awards are subject to the discretion of the Committee.

        The table below sets forth the dollar value and number of shares of restricted stock and restricted stock units granted in 2015 under the Omnibus Incentive Plan, to each of our NEOs; all of our current executive officers as a group (including our NEOs other than Mses. Kgil and McDowell); all of our current directors who are not executive officers as a group (i.e., our non-employee directors); and all employees, including all of our current officers who are not executive officers, as a group. We did not grant stock options under the Omnibus Incentive Plan in 2015.

 OneMain Holdings, Inc. 2013 Omnibus Incentive Plan

Name and Position	Award Type	Dollar Value ($)(1)	Number of Units

Jay N. Levine,	Restricted Stock:	—	—
President and Chief Executive Officer	Restricted Stock Units:	—	—

Scott T. Parker,	Restricted Stock:	—	—
Executive Vice President and Chief Financial	Restricted Stock Units:	$5,600,000	116,038
Officer

Minchung (Macrina) Kgil,	Restricted Stock:	—	—
Former Executive Vice President and Chief	Restricted Stock Units:	$412,600	12,075
Financial Officer

John C. Anderson,	Restricted Stock:	—	—
Executive Vice President	Restricted Stock Units:	—	—

Angela Celestin,	Restricted Stock:	—	—
Executive Vice President, Human Resources	Restricted Stock Units:	$1,000,000	20,312

Mary H. McDowell,	Restricted Stock:	—	—
Former Executive Vice President(2)	Restricted Stock Units:	$3,000,000	60,938

Executive Group(3)	Restricted Stock:	—	—
	Restricted Stock Units:	$8,310,300	186,405

Non-Executive Director Group(4)	Restricted Stock:	$400,000	8,128
	Restricted Stock Units:	—	—

Non-Executive Officer Employee Group(5)	Restricted Stock:	—	—
	Restricted Stock Units:	$40,462,400	844,587

(1)
Represents the grant date fair value of such awards computed in accordance with FASB ASC Topic 718.

(2)
75% of the RSUs granted to Ms. McDowell, or 45,704 RSUs, were forfeited in connection with the separation of her employment that was effective March 31, 2016. The grant date fair value of such forfeited RSUs was $2.25 million.

(3)
Includes each of our executive officers (9 individuals) as of April 14, 2016, including our NEOs other than Mses. Kgil and McDowell.

(4)
Includes our non-employee directors (5 individuals).

(5)
Includes all employees who are not current executive officers as of April 14, 2016.

Equity Compensation Plan Information

        For the information required to be furnished with respect to the Omnibus Incentive Plan in connection with this Proposal 2 pursuant to Item 201(d) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "Securities Act"), see Page 42 of this Proxy Statement ("Equity Compensation Plan Information").

United States Federal Income Tax Consequences of Plan Awards

        The following is a summary of certain United States federal income tax consequences of awards under the Amended and Restated Omnibus Incentive Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change. The grant and exercise or settlement of awards granted to non-employee directors and to employees located outside of the United States may be taxed on a different basis.

Stock Options

        An optionee generally will not recognize taxable income upon the grant of a stock option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares of our common stock purchased over the exercise price. We generally will be entitled to a tax deduction at the time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee's tax basis in any shares of our common stock received upon exercise of an option will be the fair market value of the share of our common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.

SARs

        A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We generally will be entitled to a tax deduction at the time and in the same amount, if any, that the participant recognizes as ordinary income. The participant's tax basis in any shares of our common stock received upon exercise of a SAR will be the fair market value of the shares of our common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock

        A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a "substantial risk of forfeiture" (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant's tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant's holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted stock before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted stock is awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such restricted stock is subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant's holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units

        In general, the grant of restricted stock units will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction in the same amount.

Other Awards

        With respect to other awards granted under the Amended and Restated Omnibus Incentive Plan, including stock bonuses, other stock-based award and cash awards, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any shares of our common stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction in the same amount.

Section 162(m)

        Section 162(m) of the Code generally limits the deductible amount of total annual compensation paid by a public company to each "covered employee" (the chief executive officer and the three other most highly compensated executive officers of the Company other than the chief financial officer) to no more than $1 million. Excluded from total compensation for this purpose is compensation that is "performance-based" within the meaning of Section 162(m) of the Code. If the Amended and Restated Omnibus Incentive Plan is approved by our stockholders, the awards granted under the Amended and Restated Omnibus Incentive Plan will enable the Committee to grant awards that will be exempt from the deduction limits of Section 162(m) of the Code.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Stockholders Agreement

General

        On October 15, 2013, the Company entered into a Stockholders Agreement (the "Stockholders Agreement") with the Initial Stockholder. As discussed further below, the Stockholders Agreement provides certain rights to the Initial Stockholder and Fortress with respect to the designation of directors for nomination and election to the Board, as well as registration rights for certain of our securities beneficially owned, directly or indirectly, by the Initial Stockholder and Fortress and its affiliates and permitted transferees. As used in the Stockholders Agreement, "Fortress Affiliate Stockholder" means (i) any director of the Company who may be deemed an affiliate (within the meaning of Rule 12b-2 under the Exchange Act, except by reason of investment in the Company) of Fortress, (ii) any director or officer of Fortress, and (iii) any investment funds (including any managed accounts) managed directly or indirectly by Fortress or its affiliates. "Stockholders" includes the Initial Stockholder, each Fortress Affiliate Stockholder and permitted transferees.

        Our Stockholders Agreement provides that the parties thereto will use their respective reasonable efforts (including voting or causing to be voted all of our voting shares beneficially owned by each) so that no amendment is made to our Restated Certificate of Incorporation or Bylaws in effect as of the date of the Stockholders Agreement (i) that would add restrictions to the transferability of our shares by the Initial Stockholder, any Fortress Affiliate Stockholder or their permitted transferees, which are beyond those provided for in our Restated Certificate of Incorporation, the Stockholders Agreement or applicable securities laws or (ii) that nullify the rights set out in the Stockholders Agreement of the Initial Stockholder, any Fortress Affiliate Stockholder or their permitted transferees unless such amendment is approved by such Stockholder.

Designation and Election of Directors

        The Stockholders Agreement provides that, for so long as the Stockholders Agreement is in effect, we and each Stockholder shall take all reasonable actions within our respective control (including voting or causing to be voted all of the securities entitled to vote generally in the election of our directors held of record or beneficially owned by such Stockholder, and, with respect to us, including in the slate of nominees recommended by the Board those individuals designated by Fortress) so as to elect to the Board, and to cause to continue in office, not more than six directors (or such other number as Fortress may agree to in writing), of whom, at any given time:

  •
  a number of directors equal to a majority of the Board, plus one director, shall be individuals designated by Fortress, for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, at least 30% of our voting power;

  •
  a number equal to a majority of the Board, minus one director, shall be individuals designated by Fortress, for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, less than 30% but at least 20% of our voting power, provided that if the Board consists of six or fewer directors, then Fortress shall have the right to designate a number of directors equal to three directors;

  •
  a number of directors (rounded up to the nearest whole number) that would be required to maintain Fortress' proportional representation on the Board shall be individuals designated by Fortress for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, less than 20% but at least 10% of our voting power, provided that if the Board consists of six or fewer directors, then Fortress shall have the right to designate two directors; and

  •
  a number of directors (rounded up to the nearest whole number) that would be required to maintain Fortress' proportional representation on the Board shall be an individual designated by Fortress for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, less than 10% but at least 5% of our voting power, provided that if the Board consists of six or fewer directors, then Fortress shall have the right to designate one director.

        In accordance with the Stockholders Agreement, Fortress has designated Messrs. Edens, Guthrie, Jacobs and Lott and Ms. Kotval.

Indemnification

        The Stockholders Agreement provides that we will indemnify the Initial Stockholder and its officers, directors, employees, agents and affiliates against losses arising out of third-party claims (including litigation matters and other claims) based on, arising out of or resulting from:

  •
  the ownership or the operation of our assets or properties and the operation or conduct of our business; and

  •
  any other activities we engage in.

        In addition, we have agreed to indemnify the Initial Stockholder and its officers, directors, employees, agents and affiliates against losses, including liabilities under the Securities Act and the Exchange Act, relating to misstatements in or omissions from the registration statement filed in connection with our IPO, and any other registration statement or report that we file, other than misstatements or omissions made in reliance on information relating to and furnished by the Initial Stockholder for use in the preparation of that registration statement or report.

Registration Rights

        Demand Rights.    Under our Stockholders Agreement, each Stockholder (as such term is used therein) has, for so long as such Stockholder directly or indirectly beneficially owns, together with Fortress and its affiliates, an amount of our common stock (whether owned at the time of this offering or subsequently acquired) equal to or greater than 1% of our shares of common stock issued and outstanding immediately after the consummation of our IPO (a "Registrable Amount"), "demand" registration rights that allow the Stockholder, for itself and for Fortress and its affiliates and permitted transferees, at any time after 180 days following the date of the Stockholders Agreement, to request that we register under the Securities Act an amount equal to or greater than a Registrable Amount. The Stockholder, for itself and for Fortress and its affiliates and permitted transferees, will be entitled to unlimited demand registrations so long as such persons, together, beneficially own a Registrable Amount. We will not be required to effect any demand registration within one month of a "firm commitment" underwritten offering to which the requestor held "piggyback" rights, described below, and which included at least 50% of the shares of common stock requested by the requestor to be included. We will not be obligated to grant a request for a demand registration within one month of any other demand registration.

        Piggyback Rights.    Under our Stockholders Agreement, for so long as Stockholders (as such term is used therein) beneficially own a Registrable Amount and subject to certain other conditions, Stockholders have "piggyback" registration rights that allow them to include the common stock that they own in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Forms S-4 or S-8 or pursuant to an employee benefit plan arrangement) or by any of our other stockholders that have registration rights. These "piggyback" registration rights will be subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

        Shelf Registration.    Under our Stockholders Agreement, we granted to the Initial Stockholder or any of its respective permitted transferees, for so long as the Initial Stockholder, together with Fortress and its affiliates and permitted transferees, beneficially owns a Registrable Amount, the right to request a shelf registration on Form S-3 providing for offerings of our common stock to be made on a continuous basis until all shares covered by such registration have been sold, subject to our right to suspend the use of the shelf registration prospectuses for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12-month period) if we determine that certain disclosures required by the shelf registration statements would be detrimental to us or our stockholders. In addition, the Initial Stockholder, for itself and for Fortress and its affiliates and permitted transferees, may elect to participate in such shelf registrations within five days after notice of the registration is given.

Indemnification; Expenses; Lock-ups

        Under our Stockholders Agreement, we have agreed to indemnify the applicable selling Stockholder and its officers, directors, employees, managers, members partners, agents and controlling persons against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which it sells shares of our common stock, unless such liability arose from the applicable selling Stockholder's misstatement or omission, and the applicable selling Stockholder will agree to indemnify us against all losses caused by its misstatements or omissions. We will pay all registration and offering-related expenses incidental to our performance under the Stockholders Agreement, and the applicable selling Stockholder will pay its portion of all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of its shares of common stock under the Stockholders Agreement. We have entered into, and have caused our officers and directors to enter into, lock-up agreements in connection with any exercise of registration rights by the Initial Stockholder, for itself and for Fortress and its affiliates and permitted transferees.

Observer Rights

        Under our Stockholders Agreement, for so long as the Stockholders have at least 10% of our voting power, Fortress shall have the right to designate up to two non-voting representatives to attend meetings of our Board and committees of the Board.

Transactions with Affiliates of Fortress and AIG

        SpringCastle.    On March 5, 2013, SpringCastle Acquisition, LLC ("SCA"), a joint venture in which Springleaf Acquisition Corporation ("SAC"), a wholly owned subsidiary of SFI, and NRZ Consumer LLC (together with its subsidiaries, "NRZ Consumer"), previously an indirect subsidiary of Newcastle, each held a 50% equity interest, entered into a definitive agreement to purchase a portfolio of loans from HSBC Finance Corporation and certain of its affiliates (collectively "HSBC") (the "SpringCastle Portfolio"). On April 1, 2013, BTO Willow Holdings, L.P. ("Blackstone") acquired a 23% equity interest in SCA, which reduced the equity interests of SAC and NRZ Consumer to 47% and 30%, respectively. On May 15, 2013, Newcastle completed the spinoff of New Residential and its subsidiaries, including NRZ Consumer, which retained its equity interest in SpringCastle America, LLC, SpringCastle Credit, LLC and SpringCastle Finance, LLC (each, a "Seller LLC" and collectively, the "Seller LLCs"). Newcastle and New Residential are managed by an affiliate of Fortress.

        The SpringCastle Portfolio acquisition was completed on April 1, 2013, for a purchase price of $3.0 billion, at which time the SpringCastle Portfolio consisted of over 415,000 loans with an unpaid principal balance of $3.9 billion. The portfolio included primarily unsecured personal loans, as well as loans secured by subordinate residential real estate mortgages (which we service as unsecured loans due to the fact that the liens are subordinated to superior ranking security interests).

        Immediately prior to the completion of the SpringCastle Portfolio acquisition, SCA assigned its right to purchase the SpringCastle Portfolio to the Seller LLCs, which, in turn, immediately sold the SpringCastle Portfolio to SpringCastle America Funding, LLC, SpringCastle Credit Funding, LLC and SpringCastle Finance Funding LLC (collectively the "Co-issuer LLCs"), and a loan trustee in connection with the securitization of the SpringCastle Portfolio. SpringCastle America, LLC holds a 100% equity interest in SpringCastle America Funding, LLC, SpringCastle Credit, LLC holds a 100% equity interest in SpringCastle Credit Funding, LLC and SpringCastle Finance, LLC holds a 100% equity interest in SpringCastle Finance Funding, LLC. On October 3, 2014, SFI entered into a servicing agreement with the Co-issuer LLCs and the loan trustee whereby SFI agreed to service the loans included in the SpringCastle Funding Trust 2014-A securitization in exchange for servicing fees payable to SFI.

        In conjunction with the SpringCastle Funding Trust 2014-A securitization, the Co-Issuer LLCs sold asset-backed notes (the "SpringCastle 2014-A Notes") for approximately $2.55 billion after the price discount but before expenses. The Co-Issuer LLCs used the proceeds from the SpringCastle 2014-A Notes to repay in full on October 3, 2014, the asset-backed notes issued in conjunction with the SpringCastle Funding Trust 2013-A securitization, which were issued by the Co-Issuer LLCs on April 1, 2013. The Co-Issuer LLCs collectively retained $62 million of the Class E SpringCastle 2014-A Notes and the Co-Issuer LLCs are entitled to receive payments of interest and principal in respect of such Class E Notes in accordance with the terms of the Indenture governing the SpringCastle 2014-A Notes.

        On March 31, 2016, SFI, SAC and SpringCastle Holdings, LLC, an indirect wholly owned subsidiary of SFI ("SpringCastle Holdings" and together with SAC, the "Sellers"), entered into a Purchase Agreement (the "Purchase Agreement") with certain affiliates of New Residential (the "NRZ Buyers"), certain affiliates of Blackstone (the "Blackstone Buyers," and the Blackstone Buyers together with the NRZ Buyers, collectively, the "Buyers"), and solely with respect to specified provisions concerning indemnification and post-closing expenses, certain Other Members (as defined below). Pursuant to the Purchase Agreement, SpringCastle Holdings sold its 47% limited liability company interests in each of the Seller LLCs and SAC sold its 47% limited liability company interest in SpringCastle Acquisition LLC, to Buyers for an aggregate purchase price of $111,625,000 (the "Sale"). The Seller LLCs and SpringCastle Acquisition LLC are collectively referred to herein as the "SpringCastle Joint Venture."

        The SpringCastle Joint Venture primarily holds subordinate ownership interests in a securitized loan portfolio (the "SpringCastle Portfolio"), which consists of unsecured loans and loans secured by subordinate residential real estate mortgages and includes both closed-end accounts and open-end lines of credit. These loans are in a liquidating status and vary in form and substance from our originated loans. At December 31, 2015, the SpringCastle Portfolio included over 232,000 of acquired loans, representing $1.6 billion in net finance receivables.

        In connection with the Sale, Buyers paid $100,462,500 of the aggregate purchase price to Sellers on March 31, 2016, with the remaining $11,162,500 to be paid into an escrow account within 120 days following March 31, 2016. Such escrowed funds are expected to be held in escrow for a period of up to five years following March 31, 2016, and, subject to the terms of the Purchase Agreement and assuming certain portfolio performance requirements are satisfied, paid to the Sellers at the end of such five-year period.

        Prior to the Sale, affiliates of the NRZ Buyers owned a 30% limited liability company interest in the SpringCastle Joint Venture, and affiliates of the Blackstone Buyers owned a 23% limited liability company interest in the SpringCastle Joint Venture (together, the "Other Members"). The Other

Members are parties to the Purchase Agreement for certain limited indemnification obligations and post-closing expense reimbursement obligations of the SpringCastle Joint Venture to the Sellers.

        The Sale was unanimously recommended by a special committee of OMH's Board of Directors composed entirely of independent directors (the "Special Committee") and, upon such recommendation, was unanimously approved by the members of OMH's Board of Directors participating in the vote. Messrs. Wesley R. Edens and Douglas L. Jacobs did not participate in the vote of the Board of Directors and were not members of the Special Committee. The Special Committee was advised by legal counsel Davis Polk & Wardwell LLP and financial advisor Credit Suisse Securities (USA) LLC.

        The NRZ Buyers are subsidiaries of New Residential. New Residential is externally managed by an affiliate of Fortress. Springleaf Financial Holdings, LLC, which owned approximately 58% of our common stock at December 31, 2015, is owned primarily by a private equity fund managed by an affiliate of Fortress. Mr. Edens, Chairman of the Board of Directors of OMH, also serves as Chairman of the Board of Directors of New Residential. Mr. Edens is also a principal of Fortress and serves as Co-Chairman of the Board of Directors of Fortress. Mr. Jacobs, a member of the Board of Directors of OMH, also serves as a member of New Residential's Board of Directors and Fortress' Board of Directors.

        Notwithstanding the Sale, SFI and its affiliates will, subject to the rights of the Buyers, continue to act as Servicer of the SpringCastle Funding Trust 2014-A securitization and will be entitled to continue to receive compensation in accordance with the terms of the Servicing Agreement related to such securitization. Additionally, SFI and its affiliates will, subject to the rights of the Buyers, also service certain loan accounts beneficially owned by the Seller LLCs and that are not included in the SpringCastle Funding Trust 2014-A securitization.

        Subservicing Agreement.    Nationstar Mortgage LLC ("Nationstar") subservices the real estate loans of certain of our indirect subsidiaries (collectively, the "Owners"). Investment funds managed by affiliates of Fortress indirectly own a majority interest in Nationstar. The Owners paid Nationstar subservicing fees of $2 million in 2015.

        Investment Management Agreement.    Logan Circle Partners, L.P. ("Logan Circle") provides investment management services for a portion of our investments. Logan Circle is a wholly owned subsidiary of Fortress. Costs and fees incurred for these investment management services totaled $1 million for 2015.

        Reinsurance Agreements.    Our indirect subsidiary, Merit Life Insurance Co. ("Merit"), previously entered into reinsurance agreements with subsidiaries of AIG, for reinsurance of various group annuity, credit life, and credit accident and health insurance where Merit reinsures the risk of loss. During 2015, we paid less than $1 million to American General Life and Accident, an AIG company, for administrative services in connection with administering claims associated with such reinsurance.

        The MSR Sale.    On August 6, 2014, SFC and MorEquity (collectively, the "Sellers"), entered into a Mortgage Servicing Rights Purchase and Sale Agreement, dated and effective as of August 1, 2014, with Nationstar, pursuant to which the Sellers agreed to sell to Nationstar all of their rights and responsibilities as servicer, primary servicer, and/or master servicer of the mortgage loans primarily underlying the Sellers' securitizations completed in 2006, 2011, 2012 and 2013 (each a "Pool" and collectively, the "Pools") with an unpaid balance of approximately $5 billion. Additionally, Nationstar agreed to assume on and after the effective date, all of the Sellers' rights and responsibilities as servicer, primary servicer and/or master servicer, as applicable, for each Pool arising and to be performed on and after the sale date, which include, among other things, the right to receive the related servicing fee on a monthly basis.

        The purchase price for the MSR Sale was $39 million. We received $19 million of the proceeds of the MSR Sale on August 29, 2014, the closing date, and $16 million of the proceeds on October 23, 2014. The remaining amount was subject to a holdback for resolution of missing documentation and other customary conditions, and was expected to be received no later than 120 days after the date of transfer of servicing upon resolution of those conditions. SFC and Nationstar mutually agreed to extend the resolution period for the holdback beyond 120 days. At December 31, 2014, the holdback remaining totaled $4 million and such holdback amount was paid to us in two installments of $2 million each on February 26, 2015, and May 18, 2015. Investment funds managed by affiliates of Fortress indirectly own a majority interest in Nationstar.

        The servicing for each Pool was transferred on September 30, 2014. From the closing of the MSR Sale on August 29, 2014, until the servicing transfer on September 30, 2014, the Company continued to service certain loans on behalf of Nationstar under an interim servicing agreement. At December 31, 2014, the receivable from Nationstar for our interim servicing fees totaled $1 million. In May 2015, Nationstar paid the remaining balance of this receivable.

Related Party Transaction Policy and Procedures

        Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities or an immediate family member of any of the foregoing. We have adopted a written policy that outlines procedures for approving any transactions in which a related person has a direct or indirect material interest and the aggregate amount involved is expected to exceed $120,000. As provided in such policy and in the charter of the NCG Committee and except as the Board may otherwise determine from time to time, the NCG Committee is responsible for reviewing and approving in advance (or ratifying, as the case may be) any related party transactions. In determining whether to approve or ratify a related party transaction, the NCG Committee takes into account, among other factors it deems appropriate, benefits to the Company, whether the terms are generally available to unrelated third parties, and the extent of the related party's interest in the transaction. In addition, the NCG Committee has delegated authority to its chair to approve or ratify any related party transactions between committee meetings.

AUDIT FUNCTION

Audit Committee Report

        The Audit Committee is a standing committee of the Board of Directors of the Company that comprises solely non-employee directors who have been affirmatively determined to be "independent" within the meaning of the NYSE Listing Standards and Section 10A of the Exchange Act. The Audit Committee operates pursuant to a written charter that is available at www.springleaf.com and is also available to stockholders upon request, addressed to OneMain Holdings, Inc., 601 NW Second Street, Evansville, IN 47708, Attention: Secretary.

        The Company's management is responsible for the preparation of the Company's consolidated financial statements and the Company's overall financial reporting process. PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company's audited consolidated financial statements with GAAP. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee is also solely responsible for the selection and termination of the Company's independent registered public accounting firm, including the approval of audit fees and any permissible non-audit services provided by and fees paid to the independent registered public accounting firm. See "Board of Directors—Committees of the Board of Directors—Audit Committee" above for additional information regarding the role and responsibilities of the Audit Committee.

        In connection with the preparation of the Company's consolidated financial statements for the year ended December 31, 2015, the Audit Committee:

  •
  Reviewed and discussed the Company's audited consolidated financial statements with management;

  •
  Discussed with the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by Auditing Standard No. 16—Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the "PCAOB"); and

  •
  Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP their independence.

        Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

Audit Committee of the Board of Directors Douglas L. Jacobs, Chairman Roy A. Guthrie Anahaita N. Kotval

Audit Committee's Pre-Approval Policies and Procedures

        Our Audit Committee is responsible for pre-approving all audit services and permitted non-audit services, including the fees and terms thereof, to be performed for us and our subsidiaries by our independent registered public accounting firm, Pricewaterhouse Coopers LLP (the "Independent Registered Public Accounting Firm"). The Audit Committee has adopted a pre-approval policy and implemented procedures that provide that all engagements of our Independent Registered Public Accounting Firm are reviewed and pre-approved by the Audit Committee, except for such services that fall within the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that our Audit Committee approves prior to the completion of the audit. The pre-approval policy also permits the delegation of pre-approval authority to a member of the Audit Committee between meetings of the Audit Committee, and any such approvals are reviewed and ratified by the Audit Committee at its next scheduled meeting. The Audit Committee has delegated to the Chair of the Audit Committee, Mr. Jacobs, the authority to pre-approve permissible non-audit services.

Independent Registered Public Accounting Firm Fees and Services

        For the years ended December 31, 2015 and 2014, professional services were performed for us by our Independent Registered Public Accounting Firm pursuant to the oversight of our Audit Committee. Representatives of our Independent Registered Public Accounting Firm are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions regarding the Company.

        Set forth below are the fees billed to us by the Independent Registered Public Accounting Firm. All fees and services were pre-approved in accordance with the Audit Committee's pre-approval policy.

Year Ended December 31, (dollars in thousands)	2015	2014

Audit Fees	$24,306	$18,371

Audit-Related Fees	25	221

Tax Fees	—	—

All Other Fees	—	—

Total Fees	$24,331	$18,591

        Audit Fees.    Audit fees primarily related to the annual audits of the Consolidated Financial Statements included in the Annual Reports on Form 10-K for OMH and SFC, the annual audit of internal control over financial reporting for OMH, as required by Section 404 of the Sarbanes-Oxley Act of 2002, the reviews of the Condensed Consolidated Financial Statements included in the Quarterly Reports on Form 10-Q for OMH and SFC, statutory audits of insurance subsidiaries of SFC, audits of other subsidiaries of OMH and SFC, and services provided in connection with regulatory and statutory filings.

        Audit-Related Fees.    Audit-related fees primarily related to audit fees for agreed upon procedures and, for 2014, attestations under the Uniform Single Attestation Program for Mortgage Bankers developed by the Mortgage Bankers Association of America.

        Tax Fees.    We did not pay any fees to our Independent Registered Public Accounting Firm during 2014 or 2015 related to tax compliance, tax advice and tax planning.

        All Other Fees.    We did not pay any fees to our Independent Registered Public Accounting Firm during 2014 or 2015 for services other than those described above under Audit Fees and Audit-Related Fees.

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2016. The Board is asking stockholders to ratify this appointment. Although SEC regulations and the NYSE listing requirements require the Company's independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter for stockholders to provide input to the Audit Committee and the Board on a key corporate governance issue. If the appointment of PricewaterhouseCoopers LLP is not ratified, the matter of the appointment of the independent registered accounting firm will be re-considered by the Audit Committee.

The Board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows as of March 31, 2016, the most recent practicable date according to publicly available information, the beneficial ownership of shares of Company common stock by: (i) each present director, including the nominees for re-election at the Annual Meeting; (ii) the Company's NEOs; (iii) all directors and executive officers of the Company as of April 14, 2016, as a group; and (iv) each stockholder known to the Company to beneficially own more than 5% of Company common stock. As of March 31, 2016, there were 134,751,118 shares of the Company's common stock issued and outstanding. Beneficial ownership means that the individual has or shares voting power or investment power with respect to the shares of Company common stock or the individual has the right to acquire the shares within 60 days following March 31, 2016. Unless otherwise stated, the address for each beneficial owner is c/o OneMain Holdings, Inc., 601 NW Second Street, Evansville, IN 47708, Attention: Secretary.

	Nature and Amount of Beneficial Ownership

Name	Shares Owned (#)	Percentage

Jay N. Levine	3,030,000	2.25%
John C. Anderson	1,172,917	*
Angela Celestin	0	*
Minchung (Macrina) Kgil	38,091	*
Mary H. McDowell	0	*
Scott T. Parker	12,500	*
Wesley R. Edens(1)	73,462,500	54.52%
Roy A. Guthrie(2)	13,797	*
Douglas L. Jacobs(2)	13,797	*
Anahaita N. Kotval(2)	13,797	*
Ronald M. Lott(2)	10,379	*

All directors and executive officers as a group (14 persons)(2)(3)	77,903,885	57.81%

5% Stockholders
Springleaf Financial Holdings, LLC(4)	77,617,178	57.60%
FMR LLC(5)	10,128,420	7.52%
Wellington Management Group LLP(6)	9,225,121	6.85%

*
Indicates less than one percent.

(1)
Includes 73,437,500 shares held by SFH. Certain private equity funds managed by Fortress have reported a 94.6% ownership interest in SFH pursuant to a Schedule 13G/A filed with the SEC on February 12, 2016. Mr. Edens is a principal and the Co-Chairman of the board of directors of Fortress and disclaims beneficial ownership of any of the shares held by SFH except to the extent of his indirect pecuniary interest in them.

(2)
Includes, with respect to each of the following individuals and all directors and executive officers as a group, the following numbers of shares of unvested restricted stock for which the indicated beneficial owners have no investment power: Mr. Guthrie—5,961 unvested shares; Mr. Jacobs—5,961 unvested shares; Ms. Kotval—5,961 unvested shares; Mr. Lott—5,091 unvested shares; and all directors and executive officers as a group—40,021.

(3)
Excludes Mses. Kgil and McDowell, who were no longer serving as executive officers of the Company as of March 31, 2016. As of March 31, 2016, Ms. McDowell did not beneficially own any shares of the Company's common stock.

(4)
As reported on a Schedule 13G/A filed with the SEC on February 12, 2016, SFH reported that it beneficially owned and had shared voting and dispositive power over 77,617,178 shares of our common stock as of December 31, 2015, that FCFI Acquisition LLC ("FCFI") owned 94.6% of the voting interest in SFH and that AIG Capital Corporation ("ACC") owned the remaining 5.4% of the voting interest in SFH. SFH reported that FCFI had shared voting and dispositive power over 73,437,500 shares of our common stock as of December 31, 2015. Fortress Investment Fund V (Fund A) L.P., Fortress Investment Fund V (Fund B) L.P., Fortress Investment Fund V (Fund C) L.P., Fortress Investment Fund V (Fund D), L.P., Fortress Investment Fund V (Fund E) L.P., Fortress Investment Fund V (Fund F) L.P. and Fortress Investment Fund V (Fund G) L.P. (collectively, the "Fund V Funds") collectively own 100% of FCFI. FIG LLC is the investment manager of each of the Fund V Funds. Fortress Operating Entity I LP ("FOE I") is the 100% owner of FIG LLC. FIG Corp. is the general partner of FOE I. FIG Corp. is a wholly owned subsidiary of Fortress Investment Group LLC (collectively, the "Fortress Parties"). The address for the Fortress Parties is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, NY 10105, Attention: Michael Cohn. SFH also reported that ACC had the indirect right to vote, and in certain circumstances to cause the disposition of, 4,179,678 shares of our common stock. ACC is wholly owned by AIG (together with ACC, the "AIG Parties"). The address for the AIG Parties is c/o American International Group, Inc., 175 Water Street, New York, NY 10038.

(5)
As reported on a Schedule 13G/A filed with the SEC on February 12, 2016, FMR LLC ("FMR") reported that it is the beneficial owner of 10,128,420 shares of common stock and has the sole power to dispose or direct the disposition of 10,128,420 shares of common stock. FMR also reported that it has the sole power to vote or direct the vote for 215,344 shares of common stock. In the Schedule 13G/A filed by FMR, FMR disclosed the following: Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The Schedule 13G/A filing filed by FMR LLC reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively, the "FMR Reporters"). Such filing does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with SEC Release No. 34-39538 (January 12, 1998). The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(6)
As reported on Schedule 13G filed with the SEC on February 11, 2016, Wellington Management Group LLP ("Wellington") reported that it is the beneficial owner of 9,225,121 shares of common stock and has shared power to dispose or direct the disposition of 9,225,121 shares of common stock representing approximately 6.86% of our issued and outstanding common stock as of December 31, 2015. Wellington reported that it has shared power to vote or direct the vote for 8,465,004 shares of common stock. The address for Wellington is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires certain of the Company's directors and officers and persons who beneficially own more than 10% of a registered class of the Company equity securities to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with the SEC. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to all of its reporting persons were complied with during the fiscal year ended December 31, 2015, other than one Form 4 for each of Messrs. Timothy Ho, Robert Hurzeler, Douglas Jacobs and Sean Donnelly and two Form 4s for each of Messrs. Brad Borchers, Dave Hogan and Lawrence Skeats and Ms. Kgil.

OTHER MATTERS

        The Board knows of no other matters to be brought before the Annual Meeting. If matters other than the ones listed in this Proxy Statement properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy will vote the shares represented by the proxy according to their judgment.

STOCKHOLDER PROPOSALS

        We provide stockholders with the opportunity, under certain circumstances and consistent with our Bylaws and the rules of the SEC, to participate in the governance of the Company by submitting proposals and director nominations for consideration at our annual meeting of stockholders. Proposals from stockholders are given careful consideration by us in accordance with Rule 14a-8 under the Exchange Act ("Rule 14a-8"). For a proposal to be included in our proxy statement and proxy card for our 2017 Annual Meeting of Stockholders, such proposal must comply with Rule 14a-8 and must be received by us in writing no later than December 15, 2016.

        Additionally, if our Annual Meeting is held on May 25, 2016, as expected, any stockholder proposal or director nomination for our 2017 Annual Meeting of Stockholders that is not intended for inclusion in our proxy statement and proxy card in respect of such meeting will be considered untimely under our Bylaws if it is received by us prior to the close of business on January 25, 2017, or after the close of business on February 24, 2017. An untimely proposal may not be brought before or considered at our 2017 Annual Meeting of Stockholders. Any stockholder proposal or director nomination submitted must also be made in compliance with our Bylaws. For more information regarding our procedures for director nominations as set forth in our Bylaws, please refer to "Corporate Governance—Criteria and Procedures for Selection of Director Nominees."

        All stockholder proposals and director nominations must be addressed to OneMain Holdings, Inc., 601 NW Second Street, Evansville, IN 47708, Attention: Secretary. The chairman of our annual meeting of stockholders may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the foregoing procedures.

ADDITIONAL INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. These filings are available to the public to read and copy at the SEC's public reference rooms. These filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov.

        Such information will also be furnished upon written request to OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary, and can also be accessed through the Company's website at www.springleaf.com. We will furnish without charge to each person whose proxy is being solicited, upon oral or written request of any such person, a copy of the Company's Annual Report on Form 10-K for 2015, as filed with the SEC, excluding the exhibits, by first class mail or other equally prompt means within one business day of receipt of such request. Request for copies of such report should be directed to the Company's Secretary at the above address or at (812) 424-8031.

APPENDIX A—ONEMAIN HOLDINGS, INC. AMENDED AND RESTATED 2013 OMNIBUS INCENTIVE PLAN

ONEMAIN HOLDINGS, INC.
AMENDED AND RESTATED 2013 OMNIBUS INCENTIVE PLAN

Section 1.    Purpose of Plan.

        The name of the Plan is the OneMain Holdings, Inc. Amended and Restated 2013 Omnibus Incentive Plan (the "Plan"). The purposes of the Plan are to provide an additional incentive to selected management employees, directors, independent contractors, and consultants of the Company or its Affiliates (as hereinafter defined) whose contributions are essential to the growth and success of the Company's business, in order to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses, Other Stock-Based Awards, Cash Awards or any combination of the foregoing.

Section 2.    Definitions.

        For purposes of the Plan, the following terms shall be defined as set forth below:

        (a)   "Administrator" means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

        (b)   "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

        (c)   "Award" means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus, Other Stock-Based Award or Cash Award granted under the Plan.

        (d)   "Award Agreement" means any written agreement, contract or other instrument or document evidencing an Award.

        (e)   "Base Price" has the meaning set forth in Section 8(b) hereof.

        (f)    "Board" means the Board of Directors of the Company.

        (g)   "By-Laws" means the by-laws of the Company, as may be amended and/or restated from time to time.

        (h)   "Cash Award" means an Award granted pursuant to Section 12 hereof.

        (i)    "Cause" has the meaning assigned to such term in any individual employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define "Cause," Cause means (i) the commission of an act of fraud or dishonesty by the Participant in the course of the Participant's employment; (ii) the indictment of, or entering of a plea of nolo contendere by, the Participant for a crime constituting a felony or in respect of any act of fraud or dishonesty; (iii) the commission of an act by the Participant which would make the Participant or the Company (including any of its Subsidiaries or Affiliates) subject to being enjoined, suspended, barred or otherwise disciplined for violation of federal or state securities laws, rules or regulations, including a statutory disqualification; (iv) gross negligence or willful misconduct in connection with the Participant's performance of his or her duties in connection with the Participant's employment by the Company (including any Subsidiary or Affiliate for whom the Participant may be employed on a full-time basis at the time) or the Participant's failure to comply with any of the restrictive covenants to which the Participant is subject; (v) the Participant's willful failure to comply with any material policies or procedures of the Company as in effect from time to time, provided that the Participant shall have been delivered a copy of such policies or notice that they have been posted on a Company website prior to such compliance failure; or (vi) the Participant's failure to perform the material duties in connection with the Participant's position, unless the Participant remedies such failure no later than 10 days following delivery to the Participant of a written notice from the Company (including any of its Subsidiaries or Affiliates) describing such failure in reasonable detail (provided that the Participant shall not be given more than one opportunity in the aggregate to remedy failures described in this clause (vi)).

        (j)    "Certificate of Incorporation" means the amended and restated certificate of incorporation of the Company, as may be further amended and/or restated from time to time.

        (k)   "Change in Capitalization" means any (1) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (2) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock, or other property), stock split, reverse stock split, subdivision or consolidation, (3) combination or exchange of shares, or (4) other change in corporate structure, which, in any such case, the Committee determines, in its sole discretion, affects the Common Stock such that an adjustment pursuant to Section 5 hereof is appropriate.

        (l)    "Change in Control" shall mean an event or series of events after which Fortress Investment Group LLC and its Affiliates collectively directly or indirectly legally or beneficially own less than 40% of the voting stock (or other voting equity interests) of the Company; provided, however, that a "Change in Control" shall not be deemed to occur upon the occurrence of either of the following events:

          (1)   upon an acquisition, merger, amalgamation, continuation into another jurisdiction or other business combination involving the Company, including the sale of all or substantially all of the assets of the Company (each, a "Business Combination"), if one or more Fortress Entities collectively:

              (i)  directly or indirectly legally or beneficially own at least 30% of the voting stock (or other voting equity interests) of the Company or the surviving/acquiring entity, as the case may be, and

             (ii)  continue to be the largest stockholder (or other holder of equity) of the Company or the surviving/acquiring entity, as the case may be, following such Business Combination, and a "Change in Control" will not result after any such Business Combination so long as (but only so long as) the conditions set forth in clause (i) and this clause (ii) continue to be satisfied; or

          (2)   (I) upon an initial public offering of the voting stock or other equity interests of SHI or any direct or indirect parent of the Company (without regard to the percentage of voting stock or other equity interests of the Company or such other entity directly or indirectly legally or beneficially owned by the Fortress Entities immediately after such offering) or (II) without limiting clause (I), if at any time following such initial public offering, one or more Fortress Entities collectively directly or indirectly legally or beneficially own at least 30% of the voting stock (or other voting equity interests) of the Company or such direct or indirect parent and are the largest stockholder (or other holder of equity) of the Company or such direct or indirect parent.

Notwithstanding the foregoing, for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

        (m)  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

        (n)   "Committee" means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of an "outside director" within the meaning of Section 162 (m) of the Code, a "non-employee director" within the meaning of Rule 16b-3 and any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Certificate of Incorporation or By-laws of the Company, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee's members.

        (o)   "Common Stock" means the common stock, par value $0.01 per share, of the Company.

        (p)   "Company" means OneMain Holdings, Inc., a Delaware corporation (or any successor company, except as the term "Company" is used in the definition of "Change in Control" above).

        (q)   "Covered Employee" has the meaning ascribed to the term "covered employee" set forth in Section 162(m) of the Code.

        (r)   "Disability" means, with respect to any Participant, that such Participant (i) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

        (s)   "Effective Date" has the meaning set forth in Section 21 hereof.

        (t)    "Eligible Recipient" means an officer, employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means an employee, director, independent contractor or consultant of the Company or any Subsidiary of the Company who has been selected as an eligible participant by the Administrator.

        (u)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        (v)   "Exercise Price" means, with respect to any Option, the per share price at which a holder of such Option may purchase such shares of Common Stock issuable upon the exercise of such Option.

        (w)  "Fair Market Value" as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.

        (x)   "Fortress Entities" shall mean Fortress Investment Group LLC and its Affiliates.

        (y)   "Free Standing Right" has the meaning set forth in Section 8(a) hereof.

        (z)   "Option" means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof.

        (aa) "Other Stock-Based Award" means an Award granted pursuant to Section 10 hereof.

        (bb) "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority provided for in Section 3 below, to receive grants of Awards, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

        (cc) "Performance Goals" means performance goals based on one or more of the following criteria: (i) earnings, including one or more of operating income, net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) cumulative earnings per share growth; (xiii) operating margin or profit margin; (xiv) cost targets, reductions and savings, productivity and efficiencies; (xv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xvi) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xvii) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or any Affiliate thereof, or a division or strategic business unit of the Company or any Affiliate thereof, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles (to the extent applicable) and shall be subject to certification by the Administrator; provided, that, to the extent permitted by Section 162(m) of the Code to the extent applicable, the Administrator shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate thereof or the financial statements of the Company or any Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

        (dd) "Person" has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Affiliate thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

        (ee) "Plan" has the meaning set forth in Section 1 hereof.

        (ff)  "Related Right" has the meaning set forth in Section 8(a) hereof.

        (gg) "Restricted Stock" means Shares granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period or periods.

        (hh) "Restricted Stock Unit" means the right, granted pursuant to Section 9 below, to receive the Fair Market Value of a share of Common Stock or, in the case of an Award denominated in cash, to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.

        (ii)   "Retirement" means a termination of a Participant's employment, other than for Cause, on or after the attainment of age 65.

        (jj)   "Rule 16b-3" has the meaning set forth in Section 3(a) hereof.

        (kk) "Shares" means Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

        (ll)   "Stock Appreciation Right" means the right to receive, upon exercise of the right, the applicable amounts as described in Section 8.

        (mm)  "Stock Bonus" means a bonus payable in fully vested shares of Common Stock granted pursuant to Section 11 hereof.

        (nn) "Subsidiary" means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

        (oo) "Transfer" has the meaning set forth in Section 19 hereof.

Section 3.    Administration.

        (a)   The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act ("Rule 16b-3"). The Plan is intended to comply, and shall be administered in a manner that is intended to comply, with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to Section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including any applicable regulations or guidance issued by the Secretary of the United States Treasury Department and the Internal Revenue Service with respect thereto.

        (b)   Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

          (1)   to select those Eligible Recipients who shall be Participants;

          (2)   to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses, Other Stock-Based Awards, Cash Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

          (3)   to determine the number of Shares to be covered by each Award granted hereunder;

          (4)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Stock or Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Stock or Restricted Stock Units shall lapse, (ii) the performance goals and periods applicable to Awards, (iii) the Exercise Price of each Option and Base Price of each Stock Appreciation Right, (iv) the vesting schedule applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards), and, if the Administrator in its discretion determines to accelerate the vesting of Options and/or Stock Appreciation Rights in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide that all Options and/or Stock Appreciation Rights outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control;

          (5)   to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

          (6)   to determine the Fair Market Value in accordance with the terms of the Plan;

          (7)   to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant's employment for purposes of Awards granted under the Plan;

          (8)   to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan, and any sub-plans subject to the terms of the Plan, as it shall from time to time deem advisable; and

          (9)   to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

        (c)   All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4.    Shares Reserved for Issuance; Certain Limitations.

        (a)   The maximum number of shares of Common Stock reserved for issuance under the Plan shall be 11,478,844 shares (subject to adjustment as provided by Section 5), as increased on the first day of each fiscal year beginning in calendar year 2017 by a number of shares of Common Stock equal to (x) the excess, if any, of 10% of the number of outstanding shares of Common Stock on the last day of the immediately preceding fiscal year over (y) the number of shares of Common Stock reserved and available for issuance in respect of future grants of Awards under the Plan as of the last day of the immediately preceding fiscal year.

        (b)   Notwithstanding anything in this Plan to the contrary, and subject to adjustment as provided by Section 5, from and after such time as the Plan is subject to Section 162(m) of the Code:

          (1)   No individual (including an individual who is likely to be a Covered Employee) will be granted Options or Stock Appreciation Rights for more than the number of shares of Common Stock reserved under Section 4(a) during any calendar year.

          (2)   No individual who is likely to be a Covered Employee with respect to a calendar year will be granted (A) Restricted Stock, Restricted Stock Units, a Stock Bonus or Other Stock-Based Awards for more than the number of shares of Common Stock reserved under Section 4(a) during any calendar year or (B) a Cash Award in cash in excess of $15,000,000 during any calendar year.

        (c)   No Participant who is a non-employee director of the Company will be granted Awards valued at more than $500,000 during any calendar year (with Cash Awards measured for this purpose by their value upon payment and any other Awards measured for this purpose at their grant date fair value as determined for the Company's financial reporting purposes).

        (d)   Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Option or Stock Appreciation Right under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Option or Stock Appreciation Right under the Plan, shall not be available for subsequent Awards under the Plan, and notwithstanding that a Stock Appreciation Right is settled by the delivery of a net number of shares of Common Stock, the full number of shares of Common Stock underlying such Stock Appreciation Right shall not be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. In addition, (i) to the extent an Award is denominated in shares of Common Stock, but paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) shares of Common Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan.

Section 5.    Equitable Adjustments.

        (a)   In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan and the maximum number of shares of Common Stock or cash that may be subject to Awards granted to any Participant in any calendar year, (ii) the kind and number of securities subject to, and the Exercise Price or Base Price of, any outstanding Options and Stock Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of shares of Common Stock, or the amount of cash or amount or type of other property, subject to outstanding Restricted Stock, Restricted Stock Units, Stock Bonuses and Other Stock-Based Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.

        (b)   Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, reduced by the aggregate Exercise Price or Base Price thereof, if any; provided, however, that if the Exercise Price or Base Price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Board may cancel such Award without the payment of any consideration to the Participant.

        (c)   The Administrator's determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6.    Eligibility.

        The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7.    Options.

        (a)   General.    Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option. Notwithstanding the foregoing, the prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. Each Option granted hereunder is intended to be a non-qualified Option and is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

        (b)   Exercise Price.    The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of the related shares of Common Stock on the date of grant.

        (c)   Option Term.    The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each

Option's term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

        (d)   Exercisability.    Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

        (e)   Method of Exercise.    Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which, (x) in the case of unrestricted Shares acquired upon exercise of an Option, have been owned by the Participant for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

        (f)    Rights as Stockholder.    A Participant shall have no rights to dividends or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 17 hereof.

        (g)   Termination of Employment or Service.    Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate, any Options then held by the Participant shall be treated as follows:

          (1)   If such termination is for any reason other than Cause, Retirement, Disability, or death (including a termination by reason of the employer of the Participant ceasing to be a Subsidiary or Affiliate of the Company, as applicable), (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 7(g)(1) shall be extended to one (1) year after the date of such termination in the event of the Participant's death during such ninety (90) day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

          (2)   If such termination is on account of the Retirement, Disability, or death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

          (3)   If such termination is for Cause, all outstanding Options granted to such Participant (whether exercisable or not immediately prior to such termination) shall expire at the commencement of business on the date of such termination.

        (h)   Other Change in Employment Status.    An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of an Participant, in the discretion of the Administrator.

Section 8.    Stock Appreciation Rights.

        (a)   General.    Stock Appreciation Rights may be granted either alone ("Free Standing Rights") or in conjunction with all or part of any Option granted under the Plan ("Related Rights"). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, Base Price, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

        (b)   Base Price.    Each Stock Appreciation Right shall be granted with a base price that is not less than one hundred percent (100%) of the Fair Market Value of the related shares of Common Stock on the date of grant (such amount, the "Base Price").

        (c)   Awards; Rights as Stockholder.    The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the shares of Common Stock, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 17 hereof.

        (d)   Exercisability.

          (1)   Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

          (2)   Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.

        (e)   Consideration Upon Exercise.

          (1)   Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value as of the date of exercise over the Base Price per share specified in the Free Standing Right, multiplied by (ii) the number of Shares in respect of which the Free Standing Right is being exercised.

          (2)   A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option, multiplied by (ii) the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

          (3)   Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).

        (f)    Termination of Employment or Service.

          (1)   Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate, any Free Standing Rights then held by the Participant shall be treated as follows:

              (i)  If such termination is for any reason other than Cause, Retirement, Disability, or death (including a termination by reason of the employer of the Participant ceasing to be a Subsidiary or Affiliate of the Company, as applicable), (A) Free Standing Rights granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Free Standing Rights granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 8(f)(1) shall be extended to one (1) year after the date of such termination in the event of the Participant's death during such ninety (90) day period. Notwithstanding the foregoing, no Free Standing Rights shall be exercisable after the expiration of its term.

             (ii)  If such termination is a result of the Retirement, Disability, or death of the Participant, (A) Free Standing Rights granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Free Standing Rights granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Free Standing Rights shall be exercisable after the expiration of its term.

            (iii)  If such termination is for Cause, all outstanding Free Standing Rights granted to such Participant (whether exercisable or not immediately prior to such termination) shall expire at the commencement of business on the date of such termination.

          (2)   In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

        (g)   Term.

          (1)   The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

          (2)   The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

Section 9.    Restricted Stock and Restricted Stock Units.

        (a)   General.    Restricted Stock and Restricted Stock Units may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Stock or Restricted Stock Units shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock or Restricted Stock Units; the period of time prior to which Restricted Stock or Restricted Stock Units become vested and free of restrictions on Transfer (the "Restricted Period"); the performance objectives (if any); and all other conditions of the Restricted Stock and Restricted Stock Units. If the restrictions, performance objectives and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock or Restricted Stock Units, in accordance with the terms of the grant. The provisions of Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant.

        (b)   Awards and Certificates.

          (1)   The prospective recipient of Restricted Stock or Restricted Stock Units shall not have any rights with respect to any such award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

          (2)   Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an award of Restricted Stock may, in the Company's sole discretion, be issued a stock certificate in respect of such Restricted Stock; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the stock certificates, if any, evidencing Restricted Stock be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock transfer form, endorsed in blank, relating to the Shares covered by such award.

          (3)   With respect to Restricted Stock Units, at the expiration of the Restricted Period, stock certificates in respect of such shares of Restricted Stock Units may, in the Company's sole discretion, be delivered to the Participant, or his legal representative, in a number equal to the number of Shares covered by the Restricted Stock Units.

          (4)   Notwithstanding anything in the Plan to the contrary, any Restricted Stock or Restricted Stock Units (at the expiration of the Restricted Period) may, in the Company's sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.

          (5)   Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, at the expiration of the Restricted Period, Shares shall promptly be issued (either in certificated or uncertificated form) to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance shall in any event be made within such period as is required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code.

        (c)   Restrictions and Conditions.    The Restricted Stock and Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:

          (1)   The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant's termination of employment or service as an officer, director, independent contractor or consultant to the Company or any Affiliate thereof, or the Participant's death or Disability; provided, however, that this sentence shall not apply to any Award which is intended to qualify as "performance-based compensation" under Section 162(m) of the Code. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 14 hereof.

          (2)   Except as provided in Section 18 or in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to shares of Restricted Stock during the Restricted Period, including the right to vote such shares and to receive any dividends declared with respect to such shares. The Participant shall generally not have the rights of a stockholder with respect to shares of Common Stock subject to Restricted Stock Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of shares of Common Stock covered by Restricted Stock Units may, to the extent set forth in an Award Agreement, be provided to the Participant. Notwithstanding the foregoing, any dividend or dividend equivalent awarded with respect to Restricted Stock or Restricted Stock Units shall, unless otherwise set forth in an applicable Award Agreement, be subject to the same restrictions, conditions and risks of forfeiture as the underlying Restricted Stock or Restricted Stock Units.

          (3)   Certificates for Shares of unrestricted Common Stock may, in the Company's sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Stock or Restricted Stock Units, except as the Administrator, in its sole discretion, shall otherwise determine.

        (d)   Termination of Employment or Service. The rights of Participants granted Restricted Stock or Restricted Stock Units upon termination of employment or service as a director, independent contractor, or consultant to the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

Section 10.    Other Stock-Based Awards.

        Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including but not limited to dividend equivalents, may be granted either alone or in addition to other Awards (other than in connection with Options or Stock Appreciation Rights) under the Plan. Any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Award. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of shares of Common Stock to be granted pursuant to such Other Stock-Based Awards, or the manner in which such Other Stock-Based Awards shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Stock-Based Awards.

Section 11.    Stock Bonuses.

        In the event that the Administrator grants a Stock Bonus, the Shares constituting such Stock Bonus shall, as determined by the Administrator, be evidenced by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

Section 12.    Cash Awards.

        The Administrator may grant awards that are payable solely in cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time. Cash Awards may be granted with value and payment contingent upon the achievement of performance criteria.

Section 13.    Special Provisions Regarding Certain Awards.

        The Administrator may make Awards hereunder to Covered Employees (or to individuals whom the Administrator believes may become Covered Employees) that are intended to qualify as performance-based compensation under Section 162(m) of the Code. The exercisability and/or payment of such Awards may be subject to the achievement of performance criteria based upon one or more Performance Goals and to certification of such achievement in writing by the Committee. Such performance criteria shall be established in writing by the Committee not later than the time period prescribed under Section 162(m) and the regulations thereunder. All provisions of such Awards which are intended to qualify as performance-based compensation under Section 162(m) of the Code shall be construed in a manner to so comply.

Section 14.    Change in Control Provisions.

        Unless otherwise determined by the Administrator and evidenced in an Award Agreement, in the event that (a) a Change in Control occurs, and (b) the Participant's employment is terminated by the Company, its successor or Affiliate thereof without Cause on or after the effective date of the Change in Control but prior to twelve (12) months following the Change in Control, then:

          (a)   any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and

          (b)   the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved.

Section 15.    Amendment and Termination.

        The Board may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant's consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company's stockholders for any amendment that would require such approval in order to satisfy the requirements of Section 162(m) of the Code, any rules of the stock exchange on which the Common Stock is traded or other applicable law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall impair the rights of any Participant without his or her consent.

Section 16.    Unfunded Status of Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 17.    Withholding Taxes.

        Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal and/or state income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares, cash or other property, as applicable, or by delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the federal, state and local taxes to be withheld and applied to the tax obligations. Such shares of Common Stock shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award.

Section 18.    Voting Proxy.

        The Company reserves the right to require the Participant, to the fullest extent permitted by applicable law, to appoint the Fortress Fund V GP L.P. (or another person at the request of the Fortress Fund V GP L.P.) as the Participant's proxy with respect to all applicable unvested Awards of which the Participant may be the record holder of from time to time to (A) attend all meetings of the holders of the shares of Common Stock, with full power to vote and act for the Participant with respect to such Awards in the same manner and extent that the Participant might were the Participant personally present at such meetings, and (B) execute and deliver, on behalf of the Participant, any written consent in lieu of a meeting of the holders of the shares of Common Stock in the same manner and extent that the Participant might but for the proxy granted pursuant to this sentence.

Section 19.    Transfer of Awards.

        Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a "Transfer") by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of any shares of Common Stock or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant's guardian or legal representative.

Section 20.    Continued Employment.

        The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 21.    Effective Date.

        The Plan was adopted by the Board on March 25, 2016, subject to the approval of the Plan by the Company's stockholders, and shall become effective without further action upon approval of the Plan by the Company's stockholders (the date of such effectiveness, the "Effective Date").

Section 22.    Term of Plan.

        No award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

Section 23.    Securities Matters and Regulations.

        (a)   Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

        (b)   Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

        (c)   In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 24.    Notification of Election Under Section 83(b) of the Code.

        If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

Section 25.    No Fractional Shares.

        No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 26.    Beneficiary.

        A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.

Section 27.    Paperless Administration.

        In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 28.    Severability.

        If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 29.    Clawback.

        Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 30.    Section 409A of the Code.

        The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a "separation from service" from the Company within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the "short term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Section 31.    Governing Law.

        The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000280690_1 R1.0.1.25 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. To elect two Class III directors to serve until the 2019 Annual Meeting of Stockholders. Nominees 01 Wesley R. Edens 02 Ronald M. Lott ONEMAIN HOLDINGS, INC. ATTN: SECRETARY 601 N.W. 2ND STREET EVANSVILLE, INDIANA 47708 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2 To approve the OneMain Holdings, Inc. Amended and Restated 2013 Omnibus Incentive Plan, including the performance goals established under the plan for purposes of compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended. 3 To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for OneMain Holdings, Inc. for the year ending December 31, 2016. NOTE: The proxies are authorized to vote at their discretion upon any other matter that may properly come before the meeting or any adjournment(s) thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000280690_2 R1.0.1.25 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of the 2016 Annual Meeting of Stockholders, Proxy Statement and 2015 Annual Report are available at www.proxyvote.com ONEMAIN HOLDINGS, INC. Annual Meeting of Stockholders May 25, 2016 1:00 PM CDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Scott T. Parker and Jack R. Erkilla, or any of them as proxies, each with the power to appoint a substitute and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, and at their discretion on any matter that may properly come before the meeting, all of the shares of common stock of OneMain Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders and any adjournment(s) or postponement(s) thereof, to be held at 1:00 p.m., Central Daylight Time, on Wednesday, May 25, 2016, at the Old Vanderburgh County Courthouse, 201 NW 4th Street, Evansville, Indiana 47708. This proxy hereby revokes any proxies previously submitted by the submitted by the stockholder with respect to the shares represented by this proxy. IF NO OTHER INDICATION IS MADE ON AN EXECUTED PROXY CARD, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side